Exhibit 2
Japanese GAAP
Consolidated Financial Statements
(TRANSLATION)
November 7, 2005
Condensed Statements of Consolidated Financial Results
for the Six Months Ended September 30, 2005

Company Name:	NISSIN CO., LTD.
(URL: http://www.nisgroup.jp/)

Stock Exchange Listings:	Tokyo Stock Exchange, First Section (Code: 8571)
New York Stock Exchange (Trading Symbol: NIS)

Location of Head Office:	Tokyo and Ehime

President:	Kunihiko Sakioka,
Representative Director & Executive Officer

Inquiries:	Hitoshi Higaki,
Senior Managing Director & Executive Officer
(Tel: 81-3-3348-2424)

Date of Board of Directors’ Meeting for
Approval of the Financial Results:	November 7, 2005

Application of GAAP:	Japanese GAAP

Japanese GAAP
Consolidated Financial Statements
(Note: All amounts in these financial statements are rounded down to the nearest unit)
1. Consolidated Financial Results for the Six Months Ended September 30, 2005
(1) Consolidated Operating Results

	Six Months Ended September 30,				Year Ended March 31,
	2004		2005		2005
	Amount	Percentages(5)	Amount	Percentages(5)	Amount	Percentages(5)
	(in millions except percentages)
Operating revenues	¥20,813	(9.3)%	¥28,387	36.4%	¥45,867	0.4%
Operating income	4,603	(19.2)	5,234	13.7	8,619	(25.4)
Ordinary income	4,770	(14.0)	5,217	9.4	8,592	(22.7)
Net income	6,054	117.5	4,989	(17.6)	6,525	5.5

	Six Months Ended September 30,		Year Ended March 31,
	2004	2005	2005
		(in yen)
Net income per share:
Basic	¥23.88	¥7.96	¥12.67
Diluted	20.92	7.35	11.53

Notes:	1.	Net income from equity-method affiliates was ¥0 million for the six months ended September 30, 2004 and ¥19 million for the six months ended September 30, 2005, and net losses from equity-method affiliates were ¥92 million for the year ended March 31, 2005.

	2.	The weighted-average number of outstanding shares was 253,519,211 shares for the six months ended September 30, 2004, 626,591,247 shares for the six months ended September 30, 2005 and 508,678,311 shares for the year ended March 31, 2005.

	3.	On November 19, 2004, NISSIN completed a 2-for-1 stock split 2004 and on May 20, 2005, NISSIN completed a 1.2-for-1 stock split.

	4.	Changes in accounting policy: Yes

	5.	The percentages indicated in the rows for operating revenues, operating income, ordinary income and net income represent the rates of increase (decrease) from the respective figures for the corresponding period of the previous fiscal year.
(2) Consolidated Financial Position

	September 30,		March 31,
	2004	2005	2005
	( in millions except percentages and per share data)
Total assets	¥189,898	¥249,877	¥226,287
Shareholders’ equity	59,585	67,490	65,793
Shareholders’ equity ratio (%)	31.4%	27.0%	29.1%
Shareholders’ equity per share (in yen)	234.07	105.57	127.11

Notes:	1.	There were 254,565,865 outstanding shares at September 30, 2004, 639,312,080 outstanding shares at September 30, 2005 and 516,981,278 outstanding shares at March 31, 2005.

	2.	On November 19, 2004, NISSIN completed a 2-for1 stock split and on May 20, 2005, NISSIN completed a 1.2-for-1 stock split.

Japanese GAAP
Consolidated Financial Statements
(3) Consolidated Cash Flows

	Six Months Ended September 30,		Year Ended March 31,
	2004	2005	2005
		( in millions )
Net cash provided by (used in) operating activities	¥35,116	¥(13,036)	¥16,202
Net cash used in investing activities	(10,902)	(6,139)	(15,825)
Net cash (used in) provided by financing activities	(22,851)	19,695	4,765
Cash and cash equivalents at end of period	21,605	25,958	25,376

(4) Scope of Consolidation and Application of the Equity Method

Consolidated subsidiaries:	12 companies
Non-consolidated subsidiaries accounted for under the equity method:	None
Affiliates accounted for under the equity method:	8 companies
(5) Change in Scope of Consolidation and Application of the Equity Method

Newly consolidated subsidiaries:	1 company
Formerly consolidated subsidiaries:	None
Affiliates newly accounted for under the equity method:	1 company
Affiliates formerly accounted for under the equity method:	None
2. Consolidated Financial Forecasts for the Fiscal Year Ending March 31, 2006

Year Ending March 31, 2006
( in millions )
Operating revenues	¥58,900
Ordinary income	11,700
Net income	8,700

(Reference)     Net income per share for the fiscal year ending March 31, 2006 is forecasted to be ¥6.74.

Notes:	1.	NISSIN will conduct a 2-for-1 stock split on November 18, 2005. Forecasted net income per share for the year ending March 31, 2006 is calculated by using the number of outstanding shares of common stock at September 30, 2005 adjusted for the stock split (1,278,624,160 shares). If the number of outstanding shares of common stock is not adjusted to reflect the stock split, net income per share for the year ending March 31, 2006 would be forecasted to be ¥13.48.

	2.	Our forecasts reflect our judgment based on the information available at this time. Because actual results may differ from these forecasts, you should not make an investment decision based solely on these forecasts. To read the assumptions used for these forecasts and other related considerations, see pages 18 and 19 of the Supplementary Materials.

Japanese GAAP
Consolidated Financial Statements
SUPPLEMENTARY MATERIALS
1.	THE NISSIN CORPORATE GROUP
The Nissin corporate group (collectively the “Company”), comprised of Nissin Co., Ltd. (“NISSIN”), its 12 subsidiaries, and 8 affiliates, provides integrated financial services with financing as its core business. Information about the members of the group is given below:

Business Segment	Business Category	Company Name	Business Description	Note

		Shinsei Business Finance Co., Ltd.	Provider of loans to small and medium-sized firms or owners

	Small business owner loan	Chuo Mitsui Finance Service Co., Ltd.	Real estate financing and provision of unsecured loans to small and medium-sized firms or owners	Equity-method affiliates

	Consumer loan	Nissin Co., Ltd.	Provider of unsecured loans, secured loans, and real estate financing

Credit guarantee in connection with loans to individuals and business owners

Integrated financial services	Credit guarantee		Credit guarantee in connection with real estate rentals

		NIS Lease Co., Ltd.	Credit guarantee in connection with accounts receivable

	Leasing	Matsuyama Nissin Leasing (Shanghai) Co., Ltd.	Provider of leases, installment loans, and rentals	Consolidated subsidiaries

	Securities	NIS Securities Co., Ltd.	Investment banking and securities transaction services

	Intermediary of financial services	Webcashing.com Co., Ltd.	Internet-based loans and credit card customer development and mediation	Equity-method affiliate

Loan servicing	Loan servicing	Nissin Servicer Co., Ltd. and other three companies	Acquisition, management, collection and investment of specific money claims, real estate transaction, and other	Consolidated subsidiaries

		CN Two Co., Ltd. and other four companies	Acquisition, joint acquisition and investment of specific money claims, and other	Equity-method affiliates

	Real estate-related	NIS Property Co., Ltd.	Real estate transactions, brokerage, rents, and appraisement services
		NIS Real Estate Co., Ltd.	Management of real estate rentals

Other businesses	Life and non-life insurance agency	Nissin Insurance Co., Ltd.	Marketing of life and non-life insurance	Consolidated subsidiaries

	Other services	Bird’s Eye Technological Investment Corporation and another company	Business owner support services, and other

Note:	Matsuyama Nissin Investment & Consulting (Shanghai) Co., Ltd., which formerly operated business consulting and other businesses, obtained a leasing license in China on September 14, 2005 and began operating its leasing business upon changing its business name to Matsuyama Nissin Leasing (Shanghai) Co., Ltd.

Japanese GAAP
Consolidated Financial Statements

Japanese GAAP
Consolidated Financial Statements
2.	MANAGEMENT POLICIES
1)	Basic Management Policies
With its policy of “innovation”, “familiarity” and “trust”, its corporate principle of “spirit of respect for human dignity”, its basic principle of “customer as number one”, and its honest and transparent management and business approach, the Company seeks to grow and develop together with all of the Company’s stakeholders (shareholders, customers, business partners and employees) by flexibly and rapidly responding to changes in its business environment, as well as anticipating customers’ various financial needs.
At the Company, we recognize the importance of responding to the financing difficulties of small and medium-sized businesses and small retailers resulting from the worsening economic environment in recent years, and the importance of addressing the problem of multiple indebtedness as well as increasingly severe competition in the consumer credit market. We also recognize that we must increase the Company’s social awareness and improve corporate and shareholder value. Based on this recognition, and under our medium-term management vision of becoming a new type of non-bank that provides “total financial solutions” through creation of innovative services and new markets, the Company intends to enter into new credit businesses to fully utilize the trust and expertise cultivated by the Company, and we, as a partner to small and medium-sized enterprises, are fulfilling our responsibilities and accountability of lender as well as providing attractive products and services that are trusted and relied upon by customers and valued by society.
2)	Basic Policies Concerning Distribution of Earnings
NISSIN has made returns to shareholders as a top-priority issue and implemented suitable profit return measures that include dividend increases and stock splits, based on consideration of economic and financial circumstances, industry trends and the Company’s financial position and business performance.
According to our basic policy on dividend, NISSIN will strive to maintain a target dividend payout ratio of 30 % in the future based on the consolidated earning base in order to maintain stable dividend payments that reflect with our earnings.
Based on the policy indicated above, NISSIN will pay an ordinary dividend of ¥2.00 per share as half-year dividend for the six months ended September 30, 2005. In addition, NISSIN plans to pay a year-end dividend of ¥1.00 per share, adjusted for the 2-for-1 stock split to be exercised on November 18, 2005. Consequently, the annual dividend for this fiscal year will be expected to be ¥2.00 per share on a split-adjusted basis.
With regard to the use of retained earnings, the Company intends to strengthen its future financial position by using reserves to develop new products and services, to establish new business models, and to expand its sales network and make strategic investments that have the potential to lead to further growth.
Also, the Company has introduced a stock option plan for directors and certain employees of the Company and intends to continue the plan in order to improve employee morale and to create an incentive for every employee of the Company to increase the Company’s profitability, and to further link the distribution of earnings within the Company to shareholder profit. It is our intention to maximize corporate and shareholder value through this measure.

Japanese GAAP
Consolidated Financial Statements
3)	Management Objectives
To increase the efficiency of shareholders’ equity, to strengthen the Company’s financial position, and to enhance stability and profitability, while maintaining shareholders-conscious management, the Company focuses on the return on shareholders’ equity and the shareholders’ equity ratio as management objectives. Our goals are as follows:

Return on shareholders’ equity	15%
Shareholders’ equity ratio	25%
4)	Medium to Long-Term Management Strategy
To realize its management vision of becoming a new type of non-bank that offers total financial solutions through creation of innovative services and new markets, the Company has adopted a strategy of pursuing alliances with a wide variety of enterprises. The Company is devoting its efforts to differentiating itself from its competitors by creating new products that meet the demands of all customers in order to achieve further growth, and to providing value-added financial solutions that are not available from conventional finance businesses by evolving from a traditional integrated financial firm to a “total financial solutions provider”.
Moreover, the Company seeks to diversify its revenue base and aspires to, as a financial group, grow up along with welfare of customers, in order to maintain growth amidst extremely keen competition, by improving the synergy of our group companies and business partners.
The significant elements of our strategy are as follows:
I.	NIS Group’s strategy

With enhancement of integrated financial services as our core business, we focus on improvement of platform for derived businesses and group control functions in order to increase our corporate value and the recognition of the “NIS Group” brand by maximizing synergy effect among the Company.

II.	The tie-up strategy (financial version of an OEM)

In developing business support services for small to medium-sized business owners and support services for consumers, we plan to offer new financial services not available from conventional finance businesses. To make this possible, we will promote alliances, as well as capital investments, with firms in other industries and other financial institutions in order to combine our business partner’s brand value and customer bases with our credit expertise.

III.	Real estate strategy

We promote profitable real estate investment mainly through NIS Property Co., Ltd., a consolidated subsidiary, and enhance real estate finance business in NISSIN as a new channel for customer acquisition in order to cultivate real estate-related business, which was originally a secondary business, as a basis for profitability, in addition to our integrated financial services and loan servicing businesses.

IV.	Global strategy

We aim to establish an operational base in the developing financial market in East Asia region by participating in the Chinese market, leasing business of Matsuyama Nissin Leasing (Shanghai) Co., Ltd., a consolidated subsidiary, and through acquisition of nonperforming loans by Nissin Servicer Co., Ltd., a consolidated subsidiary listed on the Mothers Market of the Tokyo Stock Exchange (Code: 8426), as well as fully utilizing our alliance network and expertise cultivated by our group.

Japanese GAAP
Consolidated Financial Statements
5)	Challenges for the Company
Japan’s long-term deflationary trend has caused corporate and personal bankruptcies, as well as debt restructuring using legal procedures, to increase rapidly. In our industry, however, there are signs of a remarkable improvement, as a result of the enhancement of credit risk management and the reduction of loan loss-related costs through acquisition of high-quality loans receivable. Moreover, major banks and IT companies are also entering to this industry which makes customer acquisition more competitive.
In response to this issue, the Company promotes expansion and improvement of customer acquisition channels by fully utilizing our sales expertise in direct customer contact, and credit management expertise cultivated through NISSIN’s finance business over the years. In addition, the Company continuously promotes development of new business partners and establishes a follow-up system for each alliance businesses and focuses on improvement of the platform and control functions of group businesses. Through such measures, the Company aims to provide high-quality financial services that accurately respond to the diversifying financial needs of our customers.

Japanese GAAP
Consolidated Financial Statements
6)	The Basic View of Corporate Governance and Implementation of Corporate Governance Policies
(The basic view of corporate governance)
To respond flexibly and accurately to changes in the business environment, we recognize, as the most significant issue, that the Company must seek to strengthen management monitoring systems, and ensure their effectiveness. The major premises for such efforts are the soundness of its management organization based on transparency in director elections and compensation decisions, as well as the vitality of the Board of Directors and the clarification of management responsibilities.
Also, we recognize that compliance and risk management are essential to our sustainable growth, and we take actions that we believe will upgrade our compliance program and keep our system effective.
(Implementation of corporate governance policies)
I.	Overview of NISSIN’s corporate governance system, including management organization concerning management decision making, operation supervising, and business operating
A) Detail of System
i. Corporate governance system
NISSIN has adopted a statutory auditors system.
ii. Elections for outside directors and outside statutory auditors
NISSIN’s Board of Statutory Auditors is currently comprised of four individuals. With the appointment of two outside statutory auditors (part-time), however, the Company has strengthened its system for supervising directors’ performances of their business responsibilities.
The Company does not have any outside directors.
iii. Summary of various committees
Although NISSIN is not considering, at the present time, the establishment of a Material Assets Committee or becoming an audit committee–based company as defined in the “Law Related to Special Exceptions to the Commercial Code Concerning Audits, etc. of Joint Stock Corporations,” on September 1, 2004, NISSIN established a Risk Management Committee to maintain a sound business operating structure.
iv. Assignment of full-time staff for outside statutory auditors’ positions
None

Japanese GAAP
Consolidated Financial Statements
v. Execution and supervision
The mechanism of business operations, management monitoring, and internal control are as follows:
Under the decision-making by representative directors and the Board of Directors, NISSIN has established an organization that enables execution of systematic business operations.
NISSIN’s Board of Directors is composed of 9 directors and convenes at least once a month as a general rule. Besides determination of management strategies and discussion of important matters, operating results and status of the progress of the business operations are reported to the Board of Directors.
Pursuant to a resolution adopted by the Board of Directors, NISSIN introduced an executive officer system on July 1, 2005, to accelerate operational execution speed and clarify the responsibilities and authority of management and supervision with those of the operational execution functions. An executive officer will be appointed and dismissed by a resolution of the Board of Directors to clarify its oversight responsibility concerning operational execution by executive officers. At present, NISSIN has appointed 8 executive officers who all serve as directors concurrently.
To respond to the changing business environment promptly, flexibly, and adequately, the Chief Executive Board, which consists of directors, directors who serve as executive officers concurrently, and general managers of each department, convenes once a month as a general rule to discuss the analysis of present state, management strategies, and other matters.
Regarding monitoring system of management decision-making and business operations, NISSIN conducts functional improvement in management monitoring with triangular cooperation between the Board of Statutory Auditors, including outside statutory auditors, the Internal Audit Department, and the independent auditor firm which performs financial statements auditing. Also, we strive to ensure management transparency and objectivity through enhancement of mutual monitoring of business operations among executive officers serving as directors on the Board of Directors.

Japanese GAAP
Consolidated Financial Statements
B)	Development of internal control system

Since NISSIN is listed on the New York Stock Exchange, we are required to comply with the Sarbanes-Oxley Act (“SOX”) which was signed into law in July 2002. NISSIN aims to establish an internal control system based on the COSO framework, the de facto standard for internal control system, in order to accomplish an adequate internal control structure and procedure for financial reporting required by Section 404 of SOX along with advice from an outside consulting firm.

Specifically, our primary objectives are the following:
i).  secure the reliability of financial statements,
ii).  ensure prompt compliance with related laws and regulations concerning NISSIN’s business operations, and
iii).  improve effectiveness and efficiency of management.
To accomplish the above objectives, we strive to establish an internal control system required by the SOX by collecting documentation on important business processes relating to financial reporting, screening risks that lead to errors or misconduct, and preparing countermeasures against those risks.

C)	Risk management

NISSIN established risk management-related rules on September 1, 2004 to identify and examine risks that we might encounter, and ensure a sound business operating structure by enhancing its risk management system.

D)	Internal Audit , Internal Statutory Auditor (Board of Statutory Auditors) and Independent Auditors Firm
(a)	Regarding the internal audit system, the “Internal Audit Department”, which is independent of operating divisions, is placed under the direct control of the president. The Internal Audit Department consists of 5 staff members in the Tokyo Head Office and 3 staff members in the Matsuyama Head Office, in order to establish an internal audit structure primarily focused on auditing of internal control and financial statements to seek improvement in operating efficiency, along with not only detection of business misconduct and errors, but also prevention of misconduct and elimination of unexpected corporate losses. Also, NISSIN revised its internal audit-related rules in April 2005 to enhance internal control audit corresponding to SOX.

Regarding the auditing by statutory auditors, the Board of Statutory Auditors, which consists of 4 statutory auditors, including 2 outside statutory auditors, observes the compliance of the execution of directors’ duties and audits the financial statements pursuant to the Commercial Code and related regulations.

Regarding the financial statements audit, comprehensive external auditing processes are established by BDO Sanyu & Co., an independent auditors firm, to ensure that our financial statements are in conformity with accounting principles generally accepted in Japan as well as in the United States of America.

(b)	Quarterly, results on financial statements auditing are first reported to the Controller’s Department, a department in charge of accounting, and finally reported to the Board of Directors after pre-examination by statutory auditors. Statutory auditors, meanwhile, arrange a mutual discussion with the independent auditors, where necessary, upon the pre-examination.

Japanese GAAP
Consolidated Financial Statements
(c)	Information regarding independent auditors is as follows:

Name of Accountant	Independent Accounting Firm	Consecutive Audit Year

Engagement Partner: Keisuke Takase	BDO Sanyu & Co.	15 years
Engagement Partner: Tomohiro Kotou	BDO Sanyu & Co.	5 years

Note: Assistants involved in audit services are 3 Certified Public Accountants, 5 Junior Accountants, and 5 others.
E)	Compensation of directors and statutory auditors, and audit fees of independent accounting firm

The compensation of directors and statutory auditors, and audit fees of the Company’s independent accounting firm for the six months ended September 30, 2005 are as follows:

(in millions)

Inside directors	¥150
Inside statutory auditors	19
Outside statutory auditors	4

Compensation of directors	174

Audit fees for audit opinion	21
Other	—

Audit fees of independent accounting firm	¥21

Notes:	1. The Company does not have any outside directors.

2. Compensation of directors above does not include the salaries paid to directors for their services as employees.
II.	Summary of personnel relationships, capital or business relationships and other interests between the Company and the Company’s outside directors and outside statutory auditors

The Company does not have any outside directors. There are no special interests between the Company and the Company’s outside statutory auditors. The information on our outside statutory auditors is as follows:

Position	Name	Resume

April 1979, employed by Miyata Licensed Tax Accountant Office
Statutory auditor	Isao Narimatsu
June 2001, selected as outside statutory auditor

December 2001, opened Konishi Asada Licensed Accountant Office as partner
Statutory auditor	Katsuhiko Asada
June 2004, selected as outside statutory auditor

Japanese GAAP
Consolidated Financial Statements
III.	Activities undertaken during the most recent year to enhance corporate governance

NISSIN has been developing its corporate governance, and to seek to further the effectiveness of corporate governance, we launched enhancement of the Board of Statutory Auditors’ functions and organizational functions.
•	In April 2005, NISSIN introduced the whistleblower system to receive primarily concerns regarding violations of corporate compliance, and on June 22, 2005, rules on the whistleblower system were amended to receive additional concerns regarding accounting and audit matters, and to respond to requirements of SOX promptly and adequately. On receipt of concerns, the Board of Statutory Auditors orders investigation, reporting, and corrective measures for a department in charge of each case and reports all violations by directors or employees to the Board of Directors as defined in the rules.

•	On July 1, 2005, NISSIN separated the Internal Control Department, which is in charge of compliance and establishment of company-wide corporate governance structure, from the Operations Control Division. On August 1, 2005, NISSIN transferred operations related to the establishment of internal control structure from the Compliance Section to the Information Management Section of the Internal Control Department to unify internal control operations with disclosure control operations, and changed the section name to the Planning & Control Section.

•	On July 1, 2005, NISSIN established the Inter-Company Department to support improvement of internal structures of group companies and to perform total coordination functions among the Company.

•	On July 1, 2005, NISSIN introduced the executive officer system to clarify the responsibilities and authorities of management decision making and monitoring functions from operational execution functions.
We, as a listed company on the Tokyo Stock Exchange and the New York Stock Exchange, will continue to endeavor to enhance our corporate governance and compliance for the purpose to further ensure management transparency, as well as appropriate and timely disclosures.
7) The Basic Policy of Transaction with the Related Party
None
8) Other Significant Item in Operation
None

Japanese GAAP
Consolidated Financial Statements
3. BUSINESS PERFORMANCE AND FINANCIAL POSITION
1) Business Performance
For the six months ended September 30, 2005, the Japanese economy showed signs of briskness in corporate profitability and business confidence, especially centering on major companies, and signs of rises in the stock and real estate markets, caused by inflow of funds from certain companies. These trends also led to improvements in employment and personal consumption. On the other hand, the Japanese economy still faces several uncertainties such as inflation in raw materials caused by the expansion of production activities, fiscal reconstruction, and the social security system; therefore the environment remained severe for necessary funding for corporate growth of uncreditworthy small to medium-sized enterprises and venture companies. In the business owners loan industry and the consumer finance industry in which we operate our core business, integrated financial services, competition in customer acquisition became more intensified due to further market cultivation by large financial institutions and major consumer finance companies as well as different types of businesses including IT companies, and the situation led to increased competition even in niche markets such as debt-consolidation loans. Moreover, in the leasing business, the volume of lease deals has been increasing due to capital investment backed by an economic recovery, and in the loan servicing industry, acquisition of specific money claims has been competitive as disposal of nonperforming loans by mega-banks reached its peak.
In this business environment, while aiming at progress towards our goal of becoming a “Total Financial Solution Provider”, we have focused our efforts on the expansion of financial solutions and enhancement of derived businesses centering on our integrated financial services and loan servicing business in order to serve as a “Financial One Stop Service” for our customers.
As a result of these efforts, total operating revenues for the six months ended September 30, 2005 was ¥28,387 million, an increase of ¥7,573 million, or 36.4%, compared with the corresponding period of the previous fiscal year. This is attributable to an increase in revenue from purchased loans and real estate acquired for sale in the loan servicing business and an increase in revenue from leases and installment loans due to expansion of the leasing business, despite a decrease in interest income from notes and loans receivable due to a decline in lending interest rates in connection with acquisitions of high quality receivables through real estate financing and other, and elimination of interest income from consumer loans receivable sold in June 2004. Operating income, in addition, for the six months ended September 30, 2005 was ¥5,234 million, an increase of ¥631 million, or 13.7%, compared with the corresponding period of the previous fiscal year. This is attributable to an increase in costs of purchased loans collected and costs of leases and installment loans, while financial costs decreased due to diversified fund procurement such as commitment lines and issuance of bonds, and negotiation with banks on terms and conditions of borrowings. Consequently, ordinary income for the six months ended September 30, 2005 was ¥5,217 million, an increase of ¥447 million, or 9.4%, compared with the corresponding period of the previous fiscal year. Net income for the six months ended September 30, 2005 was ¥4,989 million, a decrease of ¥1,064 million, or 17.6%, compared with the corresponding period of the previous fiscal year. This is attributable to a reversal of allowance for loan losses due to the sales of consumer loans and a gain on equity change in a subsidiary due to the listing of Nissin Servicer Co., Ltd. on the Mothers Market of the Tokyo Stock Exchange, both of which incurred in the corresponding period of the previous fiscal year, despite a gain on sale of investment securities for the six months ended September 30, 2005.

Japanese GAAP
Consolidated Financial Statements
Conditions of the various group segments are described below:
I. Integrated Financial Services
(a)	Loans
In the loan business, which is our core business, we focused on enhancement of financing for real estate developers mainly promoted by the Real Estate Finance Department. In addition, the Central Office Sales Department, the Osaka Sales Department, and 36 branch offices in the Sales & Marketing Control Division concentrated on business owner loans, and we integrated operations related to our Wide loans, which are loans to consumers, into 7 branch offices in the Tie-up Loan Department for sales extension with promotion of efficient and effective customer services.

As a result of these efforts, the total balance of loans outstanding as of September 30, 2005, was ¥154,810 million, an increase of ¥17,288 million, or 12.6%, compared with the balance at the end of the corresponding period of the previous fiscal year.

(b)	Credit Guarantees

In the credit guarantee business, we focused our efforts on business expansion and promoting efficiency by pursuing synergistic effects by utilizing our credit expertise developed through our experiences in the loan business and our alliance company’s customer databases and established brand value.
Our main alliance companies are:
•	Sanyo Club Co., Ltd. (A subsidiary of Sanyo Electric Credit Co., Ltd.)

•	Shinsei Business Finance Co., Ltd. (A Joint Venture with Shinsei Bank, Limited; An equity-method affiliate)

•	Chuo Mitsui Finance Service Co., Ltd. (A Joint Venture with The Chuo Mitsui Trust and Banking Co., Ltd.; An equity-method affiliate)
As a result of these efforts, the balance of guaranteed borrowings outstanding before the deduction of reserves for guarantee losses as of September 30, 2005 was ¥10,172 million, an increase of ¥4,508 million, or 79.6%, compared with the balance at the end of the corresponding period of the previous fiscal year.

(c)	Leasing

In the leasing business, NIS Lease Co., Ltd. focused on providing financial services such as leases and installment loans which were able to meet capital needs, such as capital necessary for opening or expanding businesses, of small and medium-sized businesses that had experienced difficulties in fulfilling their financial needs in the existing lease market. As a result of these efforts, the total assets held for leases and installment loans, net of unrealized revenue from installment loans, were ¥7,547 million, an increase of ¥4,410 million, or 140.6%, compared with the balance at the end of the corresponding period of the previous fiscal year.

In addition, Matsuyama Nissin Leasing (Shanghai) Co., Ltd., changed its business name from Matsuyama Nissin Investment & Consulting (Shanghai) Co., Ltd., and obtained leasing license in China on September 14, 2005.

Japanese GAAP
Consolidated Financial Statements
(d)	Securities

In the securities business, NIS Securities Co., Ltd. promotes the investment banking business, which provides proposals and offers for funding techniques with securitization through composition of funds and other, as well as underwriting and distributing stocks, debts, and commercial papers of small and medium-sized enterprises as well as composition of funds.
As a result of these efforts, operating revenue from integrated financial services for the six months ended September 30, 2005 was ¥18,194 million, an increase of ¥918 million, or 5.3%, and the operating income from integrated financial services was ¥2,916 million, a decrease of ¥839 million, or 22.4%, compared with the corresponding period of the previous fiscal year.

II.	Loan Servicing

In the loan servicing business, Nissin Servicer Co., Ltd. promoted acquisition of specific money claims through a proactive approach to financial institutions, sales of real estate acquired for sale, and efficient collecting activities which took into consideration the customers’ revitalization and profitability. As a result of these efforts, the total of purchased loans receivable and real estate acquired for sale as of September 30, 2005 were ¥18,491 million, an increase of ¥11,051 million, or 148.6%, the operating revenue from loan servicing for the six months ended September 30, 2005 was ¥9,380 million, an increase of ¥6,035 million, or 180.4%, and the operating income from loan servicing was ¥2,133 million, an increase of ¥1,299 million, or 156.0%, compared with the corresponding period of the previous fiscal year, respectively.

III.	Other Businesses

In other businesses, we are operating investment in profitable real estate properties promoted by NIS Property Co., Ltd., life and non-life insurance agency business, business owner support services, and so forth. As a result of these efforts, the operating revenue from other businesses for the six months ended September 30, 2005 was ¥812 million, an increase of ¥619 million, or 320.0%, compared with the corresponding period of the previous fiscal year, and the operating losses from other businesses were ¥112 million, compared to ¥17 million for the corresponding period of the previous fiscal year.

Japanese GAAP
Consolidated Financial Statements
2) Consolidated Financial Position
I.	Assets, Liabilities and Shareholders’ Equity
As of September 30, 2005, total assets was ¥249,877 million, an increase of ¥23,589 million, or 10.4%, compared with the end of the previous fiscal year. This increase is mainly attributable to an increase in notes and loans receivable of ¥9,502 million, or 6.5%, to ¥154,810 million, an increase in purchased loans receivable and real estate acquired for sale of ¥2,960 million, or 19.1%, to ¥18,491 million, due to expansion of loan servicing business, and an increase in the total assets held for leases and installment loans of ¥1,791 million, or 31.1%, to ¥7,547 million, due to expansion of leasing business, compared with the end of the previous fiscal year, respectively.
The total liabilities were ¥180,938 million, an increase of ¥21,594 million, or 13.6%, compared with the end of the previous fiscal year. This increase is mainly attributable to an increase in interest-bearing debt of ¥18,190 million, or 12.2%, to ¥167,551 million, and an increase in accrued income taxes of ¥3,552 million, or 495.9%, to ¥4,268 million, compared with the end of the previous fiscal year, respectively.
Shareholders’ equity was ¥67,490 million, an increase of ¥1,697 million, or 2.6%, compared with the end of the previous fiscal year. Unrealized gains on investment securities was ¥3,041 million, a decrease of ¥4,894 million, or 61.7%, compared with the end of the previous fiscal year, due to sales of certain investment securities, while common stock and additional paid-in capital increased by ¥2,324 million due to factors such as conversion of convertible bonds, compared with the end of the previous fiscal year, and also consolidated net income for the six months ended September 30, 2005 amounted to ¥4,989 million, a decrease of 17.6%, compared with the corresponding period of the previous fiscal year. Consequently, the shareholders’ equity ratio as of September 30, 2005 was 27.0%, a decrease of 2.1%, compared with the end of the previous fiscal year.
II.	Cash Flows
As of September 30, 2005, cash and cash equivalents (“cash”) was ¥25,958 million, an increase of ¥581 million, compared with the end of the previous fiscal year. Overviews of each cash flow are as following:
(Cash Flows from Operating Activities)
Cash flows from operating activities used ¥13,036 million for the six months ended September 30, 2005 and provided ¥35,116 million for the corresponding period of the previous fiscal year. This change is mainly attributable to ¥13,839 million used in net origination of notes and loans receivable, compared to ¥32,850 million provided by net collection of notes and loans receivable for the corresponding period of the previous fiscal year, ¥3,015 million used in net acquisitions of purchased loans receivable, compared to ¥1,736 million used in the corresponding period of the previous fiscal year, and ¥2,523 million used in net acquisitions of assets held for leases and net origination of installment loans, compared to ¥2,878 million used in the corresponding period of the previous fiscal year, while income before income taxes was ¥9,092 million, a decrease of ¥503 million, compared with the corresponding period of the previous fiscal year.
(Cash Flows from Investing Activities)
Cash flows from investing activities used ¥6,139 million for the six months ended September 30, 2005, compared to ¥10,902 million for the corresponding period of the previous fiscal year. This change is mainly attributable to ¥1,885 million used in net increase of investment securities, compared to ¥4,466 million for the corresponding period of the previous fiscal year, and ¥4,626 million used in net payments for capital contributions, compared to ¥3,697 million for the corresponding period of the previous fiscal year.

Japanese GAAP
Consolidated Financial Statements
(Cash Flows from Financing Activities)
Cash flows from financing activities provided ¥19,695 million for the six months ended September 30, 2005 and used ¥22,851 million for the corresponding period of the previous fiscal year. This change is mainly attributable to ¥20,148 million provided by net proceeds from interest-bearing debt, compared to ¥25,207 million used in net repayments for the corresponding period of the previous fiscal year.
3) Trends in Management Indices

	September 30,			March 31,
	2003	2004	2005	2004	2005

Shareholders’ equity ratio (%)	23.8	31.4	27.0	25.9	29.1
Shareholders’ equity ratio (on market value base, %)	27.0	63.5	77.3	55.1	68.5
Maturity of borrowings (year)	7.2	8.9	13.2	7.2	13.7
Interest coverage ratio (X)	5.5	4.4	4.9	6.0	3.7

•	Shareholders’ equity ratio: shareholders’ equity / total assets

•	Shareholders’ equity ratio (on market value basis): total market value (at period-end market price) / total assets

•	Maturity of borrowings: interest-bearing debt / operating cash flows (in case of half-year period, operating cash flow × 2)

•	Interest coverage ratio: operating cash flows / interest payments
Notes:	1.	Ratios presented above are derived from consolidated financial results.

	2.	Operating cash flows are cash flows from operating activities presented in consolidated statements of cash flows excluding inflows and outflows from loan originations and other.

	3.	Interest-bearing debt are total borrowings with interest presented on consolidated balance sheets. The interest payments are amount of interest paid presented in consolidated statements of cash flows.
4) Full-year Forecasts and the Underlying Assumptions
Although the Japanese economy shows sustainable trends in corporate profitability and business confidence centering on major companies, it still contains uncertainties. Depending on the shift in economic trends, there remains the possibility of renewed growth in heavily indebted individuals, corporate insolvencies, and personal bankruptcies.
Under these circumstances, we will promote four core strategies, in an effort to become a “Total Financial Solutions Provider”, to enhance sales force, expand customer acquisition channels, hedge bad-debt risks and improve asset quality by improving accuracy of our credit screening, and maximize our corporate and shareholder values.
With respect to our full-year financial forecast, the projections are based on the following assumptions:
1.	Improvement in operating assets due to increasing ratio of real estate financing receivable in the loan business;

2.	Suppression of long-term nonperforming loan and charge-offs due to enhancement of credit management standards;

3.	Sustainable acquisition of specific money claims in the loan servicing business;

4.	Procurement environment with low-interest trend due to the continuous monetary ease policy; and

5.	Expansion of the real estate-related businesses due to growth of real estate market.
Consequently, full-year financial forecasts for the year ending March 31, 2006 are as follows:

	Consolidated	Non-consolidated

	( in millions )
Operating revenues	¥58,900	¥33,400
Ordinary income	11,700	8,200
Net income	8,700	7,100

Japanese GAAP
Consolidated Financial Statements
– Special Note Regarding Forward-looking Statements –
This document contain forward-looking statements about our industry, our business, our plans, and objectives, our consolidated and non-consolidated financial condition and results of operations that are based on our current expectations, assumptions, estimates and projections. These forward-looking statements are subject to various risks and uncertainties. These statements discuss future expectations, identify strategies, discuss market trends, contain projections of results of operations or of financial condition, or state other forward-looking information. Known and unknown risks, uncertainties and other factors could cause our actual results to differ materially from and be worse than those contained in or suggested by any forward-looking statement. We cannot promise that our expectations, projections, anticipated results, estimates or other information expressed in or underlying these forward-looking statements will turn out to be correct.
Important risks and factors that could cause our actual results to differ materially from the forward-looking statements include, without limitation:
1. Risks from business environment
•	further increase in loan loss-related expenses, or decrease in our prime customers resulting from increasing corporate and personal bankruptcy cases due to weak economic condition;

•	intensified customer acquisition competition by entry of major financial institutions and IT companies which result in limitation in acquisition of new customers and decrease in our prime customers; and

•	misconduct by an employee or director and our exposure to negative publicity about the consumer or business finance industries generally or us specifically.
2. Regulations
•	the effect of unfavorable amendments to Japanese laws and regulations regarding restrictions in lending interest rates, restrictions in loan business operations and other restrictions relating to our business operations;

•	the effect of unfavorable amendments to U.S. laws and regulations; and

•	the effect of unfavorable amendments and the growing variety of legal means with which debtors can seek protection from creditors.
3. Business risks
•	availability of funding on favorable terms;

•	the reliability of information or technological systems and networks;

•	the influence of our president and his family over important decisions;

•	deterioration of operating assets portfolio;

•	fluctuation in market environment regarding our investments; and

•	our ability to pursue and maintain profitable joint ventures and strategic alliances.
Risk and uncertainties which may affect our business results are not limited to the factors listed above, as unknown risks and uncertainties may be as yet unexpected to us.

Japanese GAAP
Consolidated Financial Statements
4. CONSOLIDATED FINANCIAL STATEMENTS
(1) Consolidated Balance Sheets

	September 30,				March 31,
	2004		2005		2005
		Percentage of		Percentage of		Percentage of
	Amount	Total Assets	Amount	Total Assets	Amount	Total Assets

			(in millions except percentages)
ASSETS:
Current Assets:
Cash and deposits (Note 2)	¥22,062		¥26,778		¥25,820
Notes and loans receivable (Notes 2,3,5,6 and 7)	137,521		154,810		145,307
Purchased loans receivable (Note 2)	6,738		17,328		14,862
Real estate acquired for sale	701		1,163		668
Other	6,376		18,536		10,509
Allowance for loan losses	(8,027)		(9,217)		(8,322)

Total Current Assets	165,373	87.1	209,399	83.8	188,845	83.5

Fixed Assets:
Tangible fixed assets (Note 1)
Assets held for leases	978		3,114		2,131
Land	355		356		356
Other	640		708		681

Total tangible fixed assets	1,974		4,178		3,168

Intangible fixed assets	2,367		2,508		2,618

Investments and other assets
Investment securities	13,775		21,847		24,235
Other (Note 6)	9,652		15,194		10,588
Allowance for loan losses	(3,244)		(3,252)		(3,170)

Total investments and other assets	20,182		33,789		31,653

Total Fixed Assets	24,525	12.9	40,477	16.2	37,441	16.5

Total Assets	¥189,898	100.0	¥249,877	100.0	¥226,287	100.0

Japanese GAAP
Consolidated Financial Statements

	September 30,				March 31,
	2004		2005		2005
		Percentage of Total		Percentage of Total		Percentage of Total
		Liabilities,		Liabilities,		Liabilities,
		Minority		Minority		Minority
		Interests and		Interests and		Interests and
	Amount	Shareholders’ Equity	Amount	Shareholder’s Equity	Amount	Shareholder’s Equity

			(in millions except percentages)
LIABILITIES:
Current Liabilities:
Accounts payable	¥519		¥333		¥411
Short-term borrowings (Note 2)	4,983		6,838		9,016
Current portion of long-term borrowings (Note 2)	46,465		51,466		53,835
Current portion of bonds	10,060		6,060		5,060
Current portion of convertible bonds	—		6,901		—
Commercial paper	1,500		3,900		3,500
Accrued income taxes	2,327		4,268		716
Accrued bonuses	526		528		677
Reserve for guarantee losses	190		523		370
Other (Note 5)	2,426		5,732		2,464

Total Current Liabilities	68,999	36.3	86,553	34.6	76,053	33.6

Long-term Liabilities:
Bonds	7,180		26,120		9,650
Convertible bonds	9,999		—		8,942
Long-term borrowings (Note 2)	38,708		62,445		52,683
Asset backed commercial paper (Note 2)	3,782		3,819		6,672
Accrued retirement benefits — directors and statutory auditors	330		330		330
Other	511		1,601		4,943

Total Long-term Liabilities	60,512	31.9	94,317	37.8	83,221	36.8

Statutory Reserve:
Reserve for securities transactions	—		68		68

Total Statutory Reserve	—	—	68	0.0	68	0.0

Total Liabilities	129,511	68.2	180,938	72.4	159,344	70.4

MINORITY INTERESTS:
Minority interests	800	0.4	1,447	0.6	1,150	0.5

SHAREHOLDERS’ EQUITY:
Common stock	7,245	3.8	8,802	3.6	7,779	3.4
Additional paid-in capital	9,842	5.2	11,766	4.7	10,465	4.6
Retained earnings	42,887	22.6	46,275	18.5	42,659	18.9
Unrealized gains on investment securities	2,917	1.5	3,041	1.2	7,935	3.5
Foreign currency translation adjustments	—	—	54	0.0	(8)	(0.0)
Treasury stock	(3,307)	(1.7)	(2,448)	(1.0)	(3,037)	(1.3)

Total Shareholders’ Equity	59,585	31.4	67,490	27.0	65,793	29.1

Total Liabilities, Minority Interests and Shareholders’ Equity	¥189,898	100.0	¥249,877	100.0	¥226,287	100.0

Japanese GAAP
Consolidated Financial Statements
(2) Consolidated Statements of Income

	Six Months Ended September 30,				Year Ended March 31,
	2004		2005		2005
		Percentage		Percentage		Percentage
		of Total		of Total		of Total
		Operating		Operating		Operating
	Amount	Revenues	Amount	Revenues	Amount	Revenues

			(in millions except percentage)
Operating Revenues:
Interest income from notes and loans receivable	¥15,398		¥13,938		¥29,250
Revenue from purchased loans	3,055		4,968		10,095
Other financial income	0		0		0
Other operating income	2,358		9,480		6,522

Total operating revenues	20,813	100.0	28,387	100.0	45,867	100.0
Operating Expenses:
Financial costs	1,419		1,181		2,733
Costs of purchased loans collected	1,374		3,121		6,850
Other operating expenses (Note 1)	13,416		18,849		27,664

Total operating expenses	16,210	77.9	23,152	81.6	37,248	81.2

Operating Income	4,603	22.1	5,234	18.4	8,619	18.8

Other Income:
Interest income from securities	0		0		1
Interest and dividends	3		61		27
Dividends from insurance	0		0		2
Equity income in affiliate, net	0		19		—
Income from investment funds	0		169		0
Fees received in connection with sale of loans receivable	385		—		392
Fees received from stock loaned	50		68		74
Other	50		50		119

Total other income	491	2.4	370	1.4	617	1.3
Other Expenses:
Interest expense on borrowings (other)	46		180		144
Stock issuance costs	67		36		118
Bond issuance costs	9		83		54
Penalty for cancellation of real estate lease contracts	46		—		69
Syndicated loan borrowing costs	140		30		140
Business settlement expenses	—		40		—
Other	13		14		116

Total other expenses	324	1.6	387	1.4	644	1.4

Ordinary Income	4,770	22.9	5,217	18.4	8,592	18.7

(Continued)

Japanese GAAP
Consolidated Financial Statements

	Six Months Ended September 30,				Year Ended March 31,
	2004		2005		2005
		Percentage		Percentage		Percentage
		of Total		of Total		of Total
		Operating		Operating		Operating
	Amount	Revenues	Amount	Revenues	Amount	Revenues

	(in millions except percentages)
(Continued)
Special Gains:
Gains on sales of investment securities	18		3,933		972
Gains on change of equity interest	1,510		—		1,341
Reversal of allowance for loan losses	3,327		—		3,327
Other	0		—		0

Total special gains	4,857	23.3	3,933	13.8	5,641	12.3
Special Losses:
Losses on disposal of fixed assets	30		5		109
Losses on sales of investment securities	0		—		9
Losses on change of equity interest	—		42		—
Other	—		9		2,751

Total special losses	31	0.1	57	0.2	2,870	6.3

Income Before Income Taxes and Minority Interests	9,596	46.1	9,092	32.0	11,363	24.7

Income Taxes:
Current	2,265		4,204		3,219
Deferred	1,231		(371)		1,431

Total income taxes	3,496	16.8	3,832	13.5	4,651	10.1

Minority Interests	45	0.2	270	0.9	185	0.4

Net Income	¥6,054	29.1	¥4,989	17.6	¥6,525	14.2

Japanese GAAP
Consolidated Financial Statements
(3) Consolidated Statements of Retained Earnings

	Six Months Ended September 30,		Year Ended March 31,
	2004	2005	2005

		(in millions)
Additional Paid-in Capital:
Additional Paid-in Capital at Beginning of Period	¥9,691	¥10,465	¥9,691

Increase of additional paid-in capital:
Additional paid-in capital	32	1,018	556
Gains on sales of treasury stock	119	283	218

Total	151	1,301	774

Additional Paid-in Capital at End of Period	9,842	11,766	10,465

Retained Earnings:
Retained Earnings at Beginning of Period	37,503	42,659	37,503

Increase of retained earnings:
Net income	6,054	4,989	6,525

Total	6,054	4,989	6,525

Decrease of retained earnings:
Cash dividends	599	1,292	1,299
Directors’ and statutory auditors’ bonuses	70	80	70

Total	670	1,372	1,370

Retained Earnings at End of Period	¥42,887	¥46,275	¥42,659

Note:	The amount of statutory auditors’ bonuses included in “Directors’ and statutory auditors’ bonuses” above for the six months ended September 30, 2004, September 30, 2005 and the year ended March 31, 2005 was ¥4 million, ¥3 million and ¥4 million, respectively.

Japanese GAAP
Consolidated Financial Statements
(4) Consolidated Statements of Cash Flows

	Six Months Ended September 30,		Year Ended March 31,
	2004	2005	2005
	Amount	Amount	Amount

		(in millions)
Operating Activities
Income before income taxes	¥9,596	¥9,092	¥11,363
Depreciation and amortization	163	694	664
Provision for loan losses	(2,973)	977	(2,755)
Provision for retirement benefits — directors and statutory auditors	(3)	—	(3)
Accrued bonuses	(92)	(149)	58
Interest income on deposits and dividends	(4)	(61)	(28)
Interest expenses	1,466	1,362	2,877
Gains on sales of investment securities	—	(3,933)	(972)
Charge-offs of loans receivable	4,563	4,252	8,768
(Gains) losses on change of equity interest	(1,510)	42	(1,341)
Interest receivable	294	(0)	229
Advanced interest received	8	(0)	(9)
Directors’ and statutory auditors’ bonuses	(72)	(83)	(72)
Other	(290)	(3,972)	344

Sub-total	11,145	8,222	19,123
Interest on deposits and dividends received	3	61	28
Interest paid	(1,571)	(1,289)	(2,956)
Income taxes paid	(2,696)	(652)	(5,266)

Sub-total	6,881	6,341	10,928
Loan originations	(51,882)	(73,123)	(118,812)
Collections of loans receivable	52,035	59,283	107,110
Proceeds from sale of loans receivable	32,696	—	32,696
Loans purchased	(3,110)	(6,830)	(16,896)
Collections of purchased loans	1,374	3,115	6,708
Proceeds from sales of purchased loans	—	700	—
Purchases of assets held for leases	(946)	(1,450)	(2,466)
Installment loans, net	(1,932)	(1,073)	(3,065)

Net cash provided by (used in) operating activities	35,116	(13,036)	16,202

(Continued)

Japanese GAAP
Consolidated Financial Statements

	Six Months Ended September 30,		Year Ended March 31,
	2004	2005	2005
	Amount	Amount	Amount

		(in millions)
(Continued)
Investing Activities
Deposits of restricted cash in banks, net	(442)	—	(408)
Time deposits	(5)	(0)	(25)
Proceeds from withdrawal of time deposits	—	5	—
Purchases of tangible fixed assets	(64)	(93)	(84)
Proceeds from sales of tangible fixed assets	—	0	—
Purchases of intangible fixed assets	(1,150)	(106)	(1,474)
Proceeds from sales of intangible fixed assets	10	—	—
Purchases of investment securities	(4,501)	(6,532)	(9,003)
Proceeds from sales of investment securities	34	4,646	1,844
Payments for capital contributions	(3,697)	(4,626)	(4,559)
Other	(1,087)	566	(2,113)

Net cash used in investing activities	(10,902)	(6,139)	(15,825)

Financing Activities
Deposits of restricted cash in banks	—	(799)	—
Proceeds from withdrawal of restricted cash in banks	—	418	—
Proceeds from short-term borrowings	8,500	17,299	20,400
Repayments of short-term borrowings	(5,617)	(19,478)	(13,483)
Proceeds from commercial paper	7,100	6,900	15,100
Repayments of commercial paper	(8,800)	(6,500)	(14,800)
Proceeds from long-term borrowings	20,780	38,450	70,085
Repayments of long-term borrowings	(33,947)	(31,057)	(61,907)
Proceeds from bonds	990	17,416	8,445
Payments for redemption of bonds	(11,530)	(30)	(21,560)
Decrease of asset backed commercial paper	(2,682)	(2,852)	(5,087)
Increase of restricted deposits	(225)	(40)	(922)
Decrease of restricted deposits	159	172	965
Proceeds from exercise of stock warrant	42	—	42
Proceeds from issuance of new shares by subsidiaries	2,094	18	2,132
Dividends paid	(534)	(1,322)	(1,298)
Purchases of treasury stock	(1)	(1)	(1)
Proceeds from sales of treasury stock	540	873	909
Other	280	229	5,745

Net cash (used in) provided by financing activities	(22,851)	19,695	4,765

Effect of exchange rate changes on cash and cash equivalents	—	62	(8)
Net increase in cash and cash equivalents	1,362	519	5,142
Cash and cash equivalents at beginning of period	20,243	25,376	20,243

Cash and cash equivalents at end of period	¥21,605	¥25,958	¥25,376

Japanese GAAP
Consolidated Financial Statements
(5)	Significant Items Relating to the Preparation of Consolidated Financial Statements
(1)	Scope of Consolidation

All subsidiaries are consolidated.

1. Number of consolidated subsidiaries:	12 companies

2. Names of consolidated subsidiaries:	Nissin Servicer Co., Ltd., NIS Securities Co., Ltd. , Matsuyama Nissin Leasing (Shanghai) Co., Ltd., NIS Lease Co., Ltd., NIS Property Co., Ltd., NIS Real Estate Co., Ltd., Nissin Insurance Co., Ltd., Bird’s Eye Technological Investment Corporation, and other four companies
(2)	Application of the Equity Method

1. Number of equity-method affiliates:	8 companies

2. Names of equity-method affiliates:	Shinsei Business Finance Co., Ltd., Webcashing.com Co., Ltd., Chuo Mitsui Finance Service Co., Ltd, CN Two Co., Ltd., and other four companies
3.	If the balance sheet date of an equity-method affiliate is different from that of the Company’s consolidated financial statements, the Company’s consolidated financial statements are prepared by using such equity-method affiliate’s financial statements for the relevant accounting period with the exception of Webcashing.com Co., Ltd., CN Two Co., Ltd. and another company. In addition, the Company’s consolidated financial statements are prepared by using Webcashing.com Co., Ltd.’s adjusted financial statements as of the Company’s consolidated balance sheet date. Also, the Company’s consolidated financial statements are prepared by using CN Two Co., Ltd. and another company’s adjusted financial statements as of and for the six months ended August 31, 2005.
(3)	Balance Sheet Date of Consolidated Subsidiaries

The balance sheet date of Matsuyama Nissin Leasing (Shanghai) Co., Ltd., which changed its company name from Matsuyama Nissin Investment & Consulting (Shanghai) Co., Ltd., is June 30. This date is different from the Company’s consolidated balance sheet date.

The Company’s consolidated financial statements are prepared using Matsuyama Nissin Leasing’s financial statements as of and for the six months ended June 30, 2005, and only significant transactions that occurred within the Company’s consolidated balance sheet date are taken into account for consolidation purposes.

(4)	Significant Accounting Policies
1.	Valuation and Computation of Assets
i.	Investment securities

Other securities:

Marketable securities

Market value is determined by the market price at end of period.
(Marketable securities are carried at market value with unrealized gains and losses. The unrealized gains and losses, net of taxes, are reported in a separate component of shareholders’ equity. Cost of securities sold is computed using the moving average method.)

Japanese GAAP
Consolidated Financial Statements
     Non-marketable securities
          Cost method, cost being determined by the moving average method.
ii.	Derivatives

Market value method
2.	Depreciation and Amortization of Fixed Assets
i.	Tangible fixed assets

Depreciation of tangible fixed assets other than buildings newly acquired after April 1, 1998, excluding building improvements, is computed using the declining-balance method by using rates based on the estimated useful lives of the respective assets, and depreciation of the newly acquired buildings is computed using the straight-line method. Depreciation of asset held for leases is computed using the straight-line method over the lease term with the estimated fair value of the leased property at the end of the lease term as residual value. In addition, additional depreciation expense is charged to provide for disposal losses of the assets held for leases that could occur due to uncollectible lease payments.

ii.	Intangible fixed assets

Internal-use software costs are amortized using the straight-line method over 5 years, which is the estimated useful life.

iii.	Long-term prepaid expenses

Long-term prepaid expenses are amortized using the straight-line method.
3.	Allowance for Loan Losses and Accrued Expenses
i.	Allowance for loan losses

The allowance for loan losses is maintained at a level that, in management’s judgment, is adequate to provide for the amount of loan losses. It is calculated by applying a percentage derived from past collection experience to general loans, and by individually estimating uncollectible amounts with respect to certain doubtful loans.

ii.	Accrued bonuses

Accrued bonuses are provided for the payment of employees’ bonuses based on estimated amounts of future payments attributable to the corresponding period.

iii.	Reserve for guarantee losses

The reserve for guarantee losses is maintained at a level that, in management’s judgment, is adequate to provide for estimated probable losses from known and inherent risks in guarantee transactions.

iv.	Accrued retirement benefits — directors and statutory auditors

Accrued retirement benefits of NISSIN’s directors and statutory auditors are provided at the amount which would have been required if all directors and statutory auditors had terminated their services at balance sheet date. These amounts are determined in accordance with NISSIN’s internal rules.

Japanese GAAP
Consolidated Financial Statements
v.	Reserves for securities transactions

The amount of reserve for securities transactions is computed as required by the “Cabinet Office Ordinance Concerning Securities Companies”, Ordinance No. 35, pursuant to the Japanese Securities and Exchange Law, Regulation 51, in order to provide for losses on securities transactions in a consolidated subsidiary’s securities business operation.
4.	Foreign currency translations

Receivables and payables denominated in foreign currencies are translated into yen at the rates of exchange in effect at the balance sheet date, and differences arising from the translation are included in the statement of income.

The assets and liabilities of the foreign consolidated subsidiaries are translated into yen at the rates of exchange in effect at the balance sheet date. Revenue and expense accounts are translated at the average rate of exchange in effect during the year. Translation adjustments are presented as a separate component of shareholders’ equity and minority interests.

5.	Accounting for Lease Transactions

Finance leases, except leases for which the ownership of the leased assets is considered to be transferred to the lessee, are accounted for in the same manner as operating leases.

6.	Hedging Activities
i.	Accounting for hedging activities

Deferred hedge accounting has been adopted.

ii.	Hedge instruments and hedge items
•	Hedge instruments

Interest rate swaps
•	Hedge items

Cash flow hedge for interest on borrowing with variable rates
iii.	Hedging policy

The Company utilizes derivative financial instruments in order to reduce its exposure to fluctuations in interest rates on variable rate borrowings.

iv.	Evaluation of hedge effectiveness

The Company determines the effectiveness of its hedging transactions based on the correlation between indicated rates of the hedge instruments and those of the hedge items.

Japanese GAAP
Consolidated Financial Statements
7.	Other Significant Accounting Policies for the Preparation of Consolidated Financial Statements
i.	Interest income from notes and loans receivable

Interest income from notes and loans receivable is recognized on an accrual basis.

However, accrued interest income is recognized at the lower of the contractual interest rate or the restricted rate stipulated by the Interest Rate Restriction Law in Japan.

ii.	Revenue from purchased loans and costs of purchased loans collected

Revenue from purchased loans is recognized using the collection amount at the time of collection of such loans.

With respect to the costs of purchased loans collected, for those purchased loans for which the Company can reasonably estimate the expected timing and amount of cash flows, the principal portion of the collection amount is recognized as costs, and for those purchased loans for which the Company can not reasonably estimate the expected timing and amount of cash flows, the collection amount is first recognized as cost until it is fully recovered.

iii.	Accounting treatment of consumption taxes

Consumption taxes are excluded from transaction amounts.

Consumption taxes not subject to the exclusion are treated as expense for the corresponding period.
(5)	Cash and Cash Equivalents Stated in Consolidated Statements of Cash Flows

Cash and cash equivalents in Consolidated Statements of Cash Flows include cash on hand, highly liquid deposits in banks and short-term investments with negligible risk of fluctuation in value and maturities of three months or less.
(6)	Changes in Accounting Policies
(Revenue from Purchased Loans and Costs of Purchased Loans Collected)
The tender collected by other financial institutions on behalf of the Company was recorded as “Revenue from purchased loans” included in “Operating revenues”, and the cost related to the tender was recorded as “Costs of purchased loans collected” included in “Operating expenses”. However, as the tender collected by other financial institutions on behalf of the company has tended to increase, the previous method has been changed to the method of offsetting “Revenue from purchased loans” included in “Operating revenues” with “Cost of purchased loans collected” included in “Operating expenses” beginning from the six months ended September 30, 2005.
We have made this change in order to eliminate the instability of the substitute tender collection from periodic profits and losses, and reflect the results of the Company’s direct operating activities. Consequently, it results in presenting a more accurate picture of the Company’s actual business condition in the consolidated statement of income.
As a result of this change in accounting policy, compared with the previous method, the amount of “Revenue from purchased loans” included in “Operating revenues” and “Costs of purchased loans collected” included in “Operating expenses” for the six months ended September 30, 2005 decreased by ¥489 million, respectively.

Japanese GAAP
Consolidated Financial Statements
(7)	Changes in Presentation
(Consolidated Balance Sheets)
On June 9, 2004, “Law Concerning an Amendment of Securities and Exchange Law etc., (Article 97, 2004)” was promulgated to be effective from December 1, 2004 and on February 15, 2005, the Japanese Institute of Certified Public Accountants (JICPA) Accounting Committee Report No.14, “Practical Guideline for Accounting of Financial Instruments” was amended. Consequently, a contribution to a limited partnership which operates as an investment fund or similar organization is deemed an investment in securities in accordance with the Securities and Exchange Law, Regulation 2-2 and therefore the Company includes these contributions in “Investment securities” as of September 30, 2005. The amount of these contributions which is included in “Investment securities” as of September 30, 2005 is ¥3,962 million.
(Consolidated Statements of Cash Flows)
With respect to cash flows from operating activities, “Gains on sales of investment securities “, which was included in “Other” for the six months ended September 30, 2004, is classified separately from the six months ended September 30, 2005, as the amount of “Gains on sales of investment securities” became significant. The amount of “Gains on sales of investment securities” for the six months ended September 30, 2004 was ¥18 million.
(8)	Additional Information
(Consolidated Statements of Cash Flows)
Deposits, which are restricted in respect with withdrawal under the clauses of a borrowing contract, were previously recorded as “Deposits of restricted cash in banks, net” in “Cash flows from investing activities”. However, as the transaction volume of these restricted deposits increases and the amount becomes significant, in order to precisely match these restricted deposits with corresponding borrowings and present a more accurate cash flow condition, the previous net presentation method has been changed to the gross presentation method, and were presented separately as “Deposits of restricted cash in banks” and “Proceeds from withdrawal of restricted cash in banks” in “Cash flows from financing activities”, instead of in “Cash flows from investing activities”, beginning from the six months ended September 30, 2005.
As a result of this change, compared with the previous presentation method, “Cash flows from investing activities” for the six months ended September 30, 2005 increased by ¥381 million, and “Cash flows from financing activities” for the six months ended September 30, 2005 decreased simultaneously.

Japanese GAAP
Consolidated Financial Statements
(9)	Notes to Consolidated Financial Statements
Consolidated Balance Sheets

Note 1.	Accumulated depreciation of tangible fixed assets as of September 30, 2004, September 30, 2005 and March 31, 2005 is ¥921 million, ¥1,672 million and ¥1,257 million, respectively.

Note 2.	Assets pledged for short and long-term borrowings as collateral at September 30, 2004, September 30, 2005 and March 31, 2005 are as follows:

	September 30,		March 31,
	2004	2005	2005
	(in millions)
Cash and deposits	¥452	¥799	¥418
Notes and loans receivable	21,126	13,585	18,586
Purchased loans receivable	503	420	455

Corresponding borrowings secured by the above collateral at September 30, 2004, September 30, 2005 and March 31, 2005 are as follows:

	September 30,		March 31,
	2004	2005	2005
	(in millions)
Short-term borrowings	¥1,500	¥599	¥2,500
Long-term borrowings (including current portion)	19,235	15,722	17,028

Other than the above, notes and loans receivable that will be transferred pursuant to forward contracts, and the corresponding long-term borrowings, including current portion, at September 30, 2004, September 30, 2005 and March 31, 2005 are as follows:

	September 30,		March 31,
	2004	2005	2005
	(in millions)
Notes and loans receivable	¥3,089	¥871	¥1,827
Long-term borrowings (including current portion)	2,805	1,009	2,097

In addition, NISSIN entrusted certain loans outstanding to a trust bank. In order to raise funds, NISSIN sold its senior beneficiary interest in these loans outstanding in trust to a third party. These transactions constitute a legal sale under Japanese law. Since NISSIN reserves an option to repurchase the senior beneficiary interest, NISSIN does not recognize the extinguishment of the aforementioned interest in the consolidated financial statements herein, and the funds are recognized as long-term liability related interest. There is no control over the interest by NISSIN except through the above option. Entrusted loans outstanding included in “Notes and loans receivable”, and the related long-term liability recorded as “Asset backed commercial paper” at September 30, 2004, September 30, 2005 and March 31, 2005 are as follows:

	September 30,		March 31,
	2004	2005	2005
	(in millions)
Notes and loans receivable	¥6,895	¥6,363	¥9,216
Asset backed commercial paper	3,782	3,819	6,672

Japanese GAAP
Consolidated Financial Statements

Note 3.	Unsecured consumer loans included in loans receivable at September 30, 2004, September 30, 2005 and March 31, 2005 are ¥2,374 million, ¥2,955 million and ¥2,827 million, respectively.

Note 4.	Commitments and contingencies

	September 30,		March 31,
	2004	2005	2005
	(in millions)
Guarantees for loans outstanding of alliance companies	¥5,472	¥9,649	¥7,330
Guarantees for borrowings of non-consolidated companies:
Shinsei Business Finance Co., Ltd.	2,300	—	3,645
Chuo Mitsui Finance Service Co., Ltd.	—	1,050	150

Note 5.	Rediscounted notes at September 30, 2004, September 30, 2005 and March 31, 2005 are ¥80 million, ¥89 million and ¥83 million, respectively.

Note 6.	As required by the Nonbank Bond Issuing Law, bankrupt and delinquent loans receivable at September 30, 2004, September 30, 2005 and March 31, 2005 are classified as follows:

	September 30,		March 31,
	2004	2005	2005
	(in millions)
(1) Bankrupt loans receivable	¥969	¥949	¥860
(2) Delinquent loans receivable	3,004	3,091	3,072
(3) Delinquent loans receivable (three months or more)	—	—	—
(4) Restructured loans receivable	13,555	14,296	13,874

Total	¥17,530	¥18,337	¥17,807

Notes:	(1)	“Bankrupt loans receivable”, for which unreceived interest is not accrued, are loans delinquent for a considerable period of time and for which the principal or interest on such loans is unlikely to be recovered due to the occurrence of events defined in the Japanese Corporation Tax Law (Government Ordinance No. 97, 1965), Regulation 96-1(3) and Regulation 96-1(4).
	(2)	“Delinquent loans receivable” are loans receivable for which unreceived interest is not accrued due to customers’ delinquency, excluding loans receivable mentioned in (1), (4).
	(3)	“Delinquent loans receivable (three months or more)” are loans receivable for which the payments of principal and interest have been delayed for three months or more, excluding loans receivable mentioned in (1), (2).
	(4)	“Restructured loans receivable” are loans receivable for which the Company reached agreement with the debtors on favorable treatment for the debtors such as reduction and exemption of interest, grace of principal and interest payments, relinquishment of loans receivable, among others, in order to reorganize the borrowers and support their financial conditions, excluding loans receivable mentioned in (1), (2), (3).

Note 7.	(1)	In order to raise fund efficiently, the Company entered into syndicated loan agreements, overdraft agreements, and loan commitment agreements with several banks. The unused balances of these prescribed limit agreements at September 30, 2005 are as follows:

September 30,
2005
(in millions)
Total overdraft facilities loan commitment limits and syndicated loan credit line	¥14,300
Outstanding borrowings within the limits	(1,650)

Unused balance	¥12,650

Japanese GAAP
Consolidated Financial Statements
(2)	In providing its core business, the integrated financial services, under the terms and conditions of the Company’s credit line agreements in connection with loans receivable, the Company may, but is not committed to, lend funds to customers. The Company’s unfunded credit lines at September 30, 2004, September 30, 2005 and March 31, 2005 are as follows:

	September 30,		March 31,
	2004	2005	2005
	(in millions)
Total amount of credit line agreements	¥71,339	¥82,099	¥70,727
Loans outstanding under credit line agreements	(21,651)	(26,683)	(23,736)

Total unfunded credit lines	49,687	55,415	46,990
of which unfunded credit lines without loans outstanding	45,236	45,693	40,804

Certain portions of these agreements lapse without ever being used. Therefore, the amount of unfunded credit lines will not necessarily affect future cash flows of the Company.
Under these agreements, the Company also may discontinue or reduce the credit lines of customers based on the deterioration of their credit status and other substantial reasons. In addition, the Company examines the agreements regularly in order to take measures for credit conservation.
Consolidated Statements of Income

Note 1.	Significant components of other operating expenses for the six months ended September 30, 2004, September 30, 2005 and the year ended March 31, 2005 are as follows:

	Six Months Ended September 30,		Year Ended March 31,
	2004	2005	2005
	(in millions)
Other operating expenses:
Costs of leases and installment loans	¥—	¥1,692	¥1,599
Costs of other	964	753	1,023
Advertising expenses	68	348	332
Loan losses	33	38	137
Provision for loan losses	4,779	5,024	9,106
Provision for guarantee losses	187	319	370
Salaries for directors and statutory auditors	135	180	289
Salaries for employees	2,600	2,819	5,091
Bonuses	54	33	489
Provision for bonuses	526	506	677
Depreciation and amortization	47	283	212
Taxes and duties	352	260	710
Lease and rental expenses	1,018	944	2,080
Commission fees	422	454	862

Japanese GAAP
Consolidated Financial Statements
Consolidated Statements of Cash Flows

Note 1.	Cash and cash equivalents at September 30, 2004, September 30, 2005 and March 31, 2005 are reconciled to the accounts reported in the consolidated balance sheets as follows:

	September 30,		March 31,
	2004	2005	2005
	(in millions)
Cash and deposits	¥22,062	¥26,778	¥25,820
Time deposits with maturities of over 3 months and restricted cash in banks pledged as collateral	(457)	(820)	(443)

Cash and cash equivalents	¥21,605	¥25,958	¥25,376

Significant Subsequent Events
1.	On August 4, 2005, the Board of Directors approved a stock split as follows:

1) Stock split method:	2-for-1 stock split for all shares owned by the shareholders of record on September 30, 2005
2) Type of shares subject to be issued:	Common stock
3) Increase in the number of shares:	666,077,650 shares
4) Stock split date:	November 18, 2005
5) Dividend paid for the period from:	October 1, 2005

If the stock split is deemed to have occurred on April 1, 2004, per share data are adjusted retroactively as follows:

	Six Months Ended September 30,		Year Ended March 31,
	2004	2005	2005
	(in yen)
Shareholders’ equity per share	¥48.76	¥52.79	¥52.96
Net income per share:
Basic	4.98	3.98	5.28
Diluted	4.36	3.68	4.80

Japanese GAAP
Consolidated Financial Statements
2.	On November 7, 2005, the Board of Directors resolved to acquire shares of Aprek Co., Ltd. (“APREK”) through a cash tender offer. APREK provides financing for business funds primarily to owners of small and medium-sized enterprises and sole proprietors in the Kyushu region, which has high potential for growth. Since both NISSIN and APREK are targeting mainly small and medium-sized enterprises, it is anticipated this offer will bring enormous synergy to both companies, by providing real estate-related services, corporate revitalization-related services, and venture enterprises support services, to customers of APREK in the Kyushu region. The synergy stated above will enhance further corporate value of both companies.
     (1) Basic information of APREK

Company name:	Aprek Co., Ltd.
JASDAQ listed (Code: 8489)
Location:	3-31, Bashaku 3-chome, Kokura-kita-ku, Kitakyushu City, Fukuoka
Representative:	Kazumasa Omatsu, Representative Director, President
Date of incorporation:	March 1, 1974
Common stock:	¥482 million (as of March 31, 2005)
Description of business:	Business financing for small and medium-sized companies
Scale of business:	Operating revenues	¥1,286 million (for the year ended March 31, 2005)
	Total assets	¥9,212 million (as of March 31, 2005)
	Number of employees	107 (as of March 31, 2005)
Major stockholders and
ratio of shareholding:	Kazumasa Omatsu (ratio of shareholding: 36.6%) Toshio Omatsu (ratio of shareholding: 16.5%) (as of March 31, 2005)
Relationship between
NISSIN and APREK:	There is no capital relationship, personnel relationship, or business relationship between NISSIN and APREK

     (2) Information of the tender offer

Class of shares to be acquired:	Common stock
Period of tender offer:	November 8, 2005 (Tuesday) through November 28, 2005 (Monday)
Tender offer price:	¥450 per share
Basis of calculation of tender
offer price:	Tender offer price is calculated on the basis of an approximately 22% premium added to the average closing price (¥370) of APREK on the Jasdaq Securities Exchange, Inc. for the most recent three months period.
Numbers of shares to be acquired:	At least 3,027,000 shares (ratio of shareholding: 62.09%)
Tender offer agent:	Nikko Cordial Securities Inc.

     (3) Certain other condition on purchase
This information does not constitute, or form part of, any offer or invitation to sell, or any solicitation of any offer to purchase any securities in any jurisdiction, nor shall it (or any part of it) or the fact of its distribution form the basis of or be relied on in connection with, any contract therefor. The tender offer is not being made, directly or indirectly, in or into, or by the use of the mails of, or any other means or instrumentality of interstate or foreign commerce (including, but not limited to, telephones, telexes, facsimile transmissions, e-mails and Internet communications) of, or of any facility of a national securities exchange of, the United States of America. Accordingly, copies of this information and any related offering documents are not being, and must not be, mailed or otherwise transmitted or distributed in or into the United States of America. No person may apply for this tender offer by the use of such means or instrumentality or of such facility, or from the United States of America. Any purported acceptance of the Tender Offer resulting directly or indirectly from a violation of these restrictions will not be accepted. No securities or other consideration is being solicited in the United States and if sent in response by a resident of the United States of America will not be accepted. No indications of interest in the Tender Offer are sought by this information.
The release, publication or distribution of this information in certain jurisdictions may be restricted by law and therefore persons in such jurisdictions into which this information is released, published or distributed should inform themselves about and observe such restrictions. Receipt of this information will not constitute an offer in those jurisdictions in which it would be illegal to make the Tender Offer and in such circumstances it will be deemed to have been sent for information purposes only.

Japanese GAAP
Consolidated Financial Statements
(10) Segment Information
     The segment information for the six months ended September 30, 2004, September 30, 2005 and March 31, 2005 is as follows:
      1. Business Segment Information
          Business segment information for the six months ended September 30, 2004 is as follows:

	Six Months Ended September 30, 2004
	Integrated
	Financial	Loan	Other
	Services	Servicing	Businesses	Total	Eliminations	Consolidated
	(in millions)
I. Operating revenues and operating income
Operating revenues:
(1) Operating revenues from third parties	¥17,275	¥3,344	¥193	¥20,813	¥—	¥20,813
(2) Operating revenues from intersegment sales or transfers	29	—	27	57	(57)	—

Total operating revenues	17,304	3,344	220	20,870	(57)	20,813
Operating expenses	13,548	2,511	238	16,299	(88)	16,210

Operating income (losses)	¥3,756	¥833	¥(17)	¥4,571	¥31	¥4,603

Notes:	1.	Classification of business segments

Business segments are classified by taking into consideration the similarity of the nature and essence of businesses and the operating transactions.

	2.	Main descriptions of each business segment

		(1) Integrated financial services:	Provider of loan products to individuals, including consumers, small business owners and sole proprietors
Provider of leases and other
Provider of guarantee services

		(2) Loan servicing:	Management, collection, acquisition, and investment in specific money claims

		(3) Other businesses:	Real estate-related business
Agent for life or non-life insurance companies
Business owner support services
Wholesale trading and other

Japanese GAAP
Consolidated Financial Statements
     Business segment information for the six months ended September 30, 2005 is as follows:

	Six Months Ended September 30, 2005

	Integrated
	Financial	Loan	Other
	Services	Servicing	Businesses	Total	Eliminations	Consolidated
	(in millions)
I. Operating revenues and operating income
Operating revenues:
(1) Operating revenues from third parties	¥18,194	¥9,380	¥812	¥28,387	¥—	¥28,387
(2) Operating revenues from intersegment sales or transfers	44	6	83	133	(133)	—

Total operating revenues	18,238	9,386	895	28,520	(133)	28,387
Operating expenses	15,321	7,253	1,008	23,583	(430)	23,152

Operating income (losses)	¥2,916	¥2,133	¥(112)	¥4,937	¥297	¥5,234

Notes:	1.	Classification of business segments

Business segments are classified by taking into consideration the similarity of the nature and essence of businesses and the operating transactions.

	2.	Main descriptions of each business segment

		(1) Integrated financial services:	Provider of loan products to individuals, including consumers, small business owners and sole proprietors
Provider of leases and other
Provider of guarantee services
Securities business

		(2) Loan servicing:	Management, collection, acquisition and investment in specific money claims

		(3) Other businesses:	Real estate-related business
Agent for life or non-life insurance companies
Business owner support services
Wholesale trading and other

Japanese GAAP
Consolidated Financial Statements
     Business segment information for the year ended March 31, 2005 is as follows:

	Year Ended March 31, 2005
	Integrated
	Financial	Loan	Other
	Services	Servicing	Businesses	Total	Eliminations	Consolidated
	(in millions)
I. Operating revenues and operating income
Operating revenues:
(1) Operating revenues from third parties	¥34,043	¥11,670	¥154	¥45,867	¥—	¥45,867
(2) Operating revenues from intersegment sales or transfers	103	32	82	217	(217)	—

Total operating revenues	34,146	11,702	236	46,085	(217)	45,867
Operating expenses	27,552	9,775	287	37,615	(367)	37,248

Operating income (losses)	¥6,594	¥1,926	¥(51)	¥8,470	¥149	¥8,619

Notes:	1.	Classification of business segments

Business segments are classified by taking into consideration the similarity of the nature and essence of businesses and the operating transactions.

	2.	Main description of each business segment

		(1) Integrated financial services:	Provider of loan products to individuals, including consumers, small business owners and sole proprietors
Provider of leases and other
Provider of guarantee services
Securities business

		(2) Loan servicing:	Management, collection, acquisition and investment in specific money claims

		(3) Other businesses:	Real estate-related business
Business owner support services
Agent for life or non-life insurance companies
Wholesale trading and other
2.	Geographical Segment Information

Geographical segment information is omitted for the six months ended September 30, 2004, September 30, 2005, and the year ended March 31, 2005, as domestic operating revenues accounted for more than 90% of the total operating revenues for all segments during the corresponding period.

3.	Overseas Operating Revenues

Overseas operating revenues information is omitted for the six months ended September 30, 2004 , September 30, 2005, and the year ended March 31, 2005, as overseas operating revenues accounted for less than 10% of the total operating revenues during the corresponding period.

Japanese GAAP
Consolidated Financial Statements
(11) Lease
     Finance leases, except leases for which the ownership of the leased assets is transferred to the lessee, are as follows:
     Lessee
1.	Equivalents of acquisition costs, accumulated amortization and book value at September 30, 2004, September 30, 2005 and March 31, 2005 are as follows:

	September 30,		March 31,
	2004	2005	2005
	(in millions)
Equipment:
Acquisition costs equivalent	¥2,376	¥2,228	¥2,342
Accumulated amortization equivalent	(826)	(1,080)	(1,051)

Book value equivalent	1,550	1,148	1,290
Software:
Acquisition costs equivalent	1,450	436	787
Accumulated amortization equivalent	(750)	(178)	(490)

Book value equivalent	700	258	296
Other:
Acquisition costs equivalent	4	4	4
Accumulated amortization equivalent	(2)	(2)	(2)

Book value equivalent	2	1	2

Total:
Acquisition costs equivalent	¥3,832	¥2,670	¥3,134
Accumulated amortization equivalent	(1,578)	(1,261)	(1,545)

Book value equivalent	2,253	1,408	1,589

2.	The amounts of outstanding future minimum lease payments at September 30, 2004, September 30, 2005 and March 31, 2005 are as follows:

	September 30,		March 31,
	2004	2005	2005
	(in millions)
Due within one year	¥774	¥574	¥558
Due after one year	1,506	856	1,052

Total	¥2,281	¥1,431	¥1,610

3.	Lease payments, amortization expense equivalent, interest expense equivalent for the six months ended September 30, 2004, September 30, 2005 and the year ended March 31, 2005 are as follows:

	Six Months Ended		Year Ended
	September 30,		March 31,
	2004	2005	2005
		(in millions)
Lease payments	¥418	¥306	¥840
Amortization expense equivalent	400	291	803
Interest expense equivalent	20	14	41

Japanese GAAP
Consolidated Financial Statements
4.	The method used to calculate amortization expense equivalent and interest expense equivalent of leased property is as follows:
•	Amortization expense equivalent is calculated by using the straight-line method over the respective lease terms with no residual value.

•	Interest expense equivalent of a lease obligation is calculated as the difference between the total lease payments and the acquisition cost equivalent of the leased property, with the amount allocated to each relevant accounting period using the interest method.
(Impairment of Fixed Assets)
       There is no impairment loss allocated to leased assets.
Lessor
1.	Acquisition costs, accumulated depreciation and amortization and book value of leased assets at September 30, 2004, September 30, 2005 and March 31, 2005 included in assets held for leases are as follows:

	September 30,		March 31,
	2004	2005	2005
	(in millions)
Machinery:
Acquisition costs	¥147	¥364	¥295
Accumulated depreciation	(10)	(56)	(24)

Book value	136	308	271
Equipment:
Acquisition costs	844	2,336	1,705
Accumulated depreciation	(54)	(386)	(171)

Book value	789	1,949	1,534
Software:
Acquisition costs	171	341	291
Accumulated amortization	(9)	(63)	(31)

Book value	161	278	259
Other:
Acquisition costs	—	29	13
Accumulated amortization	—	(3)	(0)

Book value	—	26	12

Total:
Acquisition costs	¥1,162	¥3,072	¥2,305
Accumulated depreciation and amortization	(74)	(509)	(227)

Book value	1,088	2,562	¥2,078

Japanese GAAP
Consolidated Financial Statements
2.	The amounts of outstanding future minimum lease payments to be received at September 30, 2004, September 30, 2005 and March 31, 2005 are as follows:

	September 30,		March 31,
	2004	2005	2005
	(in millions)
Due within one year	¥219	¥547	¥397
Due after one year	994	2,135	1,768

Total	¥1,214	¥2,683	¥2,166

3.	Lease revenue, depreciation and amortization expense, interest income equivalent for the six months ended September 30, 2004, September 30, 2005 and the year ended March 31, 2005 are as follows:

	Six Months Ended		Year Ended
	September 30,		March 31,
	2004	2005	2005
	(in millions)
Lease revenue	¥133	¥403	¥341
Depreciation and amortization expense	73	282	238
Interest income equivalent	73	178	163

4.	The method used to calculate interest income equivalent of leased assets is as follows:
•	Interest income equivalent of leased assets is calculated as the amount of total lease payments plus estimated residual value less acquisition costs of the leased assets, with the amount allocated to each relevant accounting period using the interest method.
(12)  Investment Securities
1.	Marketable securities included in other securities at September 30, 2004, September 30, 2005 and March 31, 2005 are as follows:

	September 30,						March 31,
	2004			2005			2005
Other securities	Cost	Carrying Value	Difference	Cost	Carrying Value	Difference	Cost	Carrying Value	Difference
	(in millions)
Equity securities	¥5,133	¥10,005	¥4,872	¥8,724	¥13,840	¥5,115	¥5,306	¥18,644	¥13,337
Other	499	530	30	—	—	—	—	—	—

Total	¥5,633	¥10,535	¥4,902	¥8,724	¥13,840	¥5,115	¥5,306	¥18,644	¥13,337

2.	Non-marketable securities included in other securities at September 30, 2004, September 30, 2005 and March 31, 2005 are as follows:

	September 30,		March 31,
	2004	2005	2005
Other securities	Carrying Value	Carrying Value	Carrying Value
		(in millions)
Equity securities	¥2,445	¥3,490	¥2,713
Bonds	308	85	155
Other	35	4,116	2,422

Total	¥2,789	¥7,691	¥5,291

Japanese GAAP
Consolidated Financial Statements
3.	Investment securities impaired for the six months ended September 30, 2004, September 30, 2005 and the year ended March 31, 2005 are as follows:

			Year Ended
	Six Months Ended September 30,		March 31,
	2004	2005	2005
	Impairment Amount	Impairment Amount	Impairment Amount
		(in millions)
Other securities	¥—	¥—	¥35
			(1,542)

Notes: 1)	Impairment was recognized for investment securities for which the fair value declined by more than 50% or those for which the average month-end market price for the past two years declined by more than 30% but less than 50%.

2)	The figure in parentheses represents the amount of “Losses on devaluation of investment securities” which reflects the collectibility of unrealized losses from intercompany transactions.
(13) Derivative Transactions
     The note for derivative transactions is omitted as all derivative transactions are treated under the hedge accounting principle.

Japanese GAAP
Consolidated Financial Statements
5. OPERATING DATA
(1) Consolidated Operating Results
   1. Operating Revenues by Business Segment

		Six Months Ended September 30,			Year Ended March 31,
	2004		2005		2005
		Percentage		Percentage		Percentage
	Amount	of Total	Amount	of Total	Amount	of Total
		(in millions except percentages)
Integrated financial services
Interest income from notes and loans receivable:
Small business owner loans	¥5,488	26.4%	¥5,508	19.4%	¥11,069	24.2%
Business Timely loans	2,412	11.6	2,754	9.7	4,919	10.7
Secured loans	365	1.7	904	3.2	949	2.1
Notes receivable	35	0.2	10	0.0	45	0.1
Wide loans	5,443	26.2	4,399	15.5	10,280	22.4
Consumer loans	1,654	7.9	360	1.3	1,984	4.3

Total interest income from notes and loans receivable	15,398	74.0	13,938	49.1	29,250	63.8

Other financial income	0	0.0	0	0.0	0	0.0

Other operating income:
Loan origination fees	619	3.0	880	3.1	1,367	3.0
Recovery from loans previously charged off	370	1.8	318	1.1	711	1.5
Guarantee fees received	353	1.7	621	2.2	844	1.8
Revenue from leases and installment loans	484	2.3	2,057	7.3	1,657	3.6
Other	47	0.2	377	1.3	211	0.5

Total other operating income	1,876	9.0	4,255	15.0	4,792	10.4

Sub-total	17,275	83.0	18,194	64.1	34,043	74.2

Loan servicing
Revenue from purchased loans	3,055	14.7	4,968	17.5	10,095	22.0
Other operating income	289	1.4	4,412	15.5	1,575	3.4

Sub-total	3,344	16.1	9,380	33.0	11,670	25.4

Other businesses
Other operating income	193	0.9	812	2.9	154	0.4

Total	¥20,813	100.0%	¥28,387	100.0%	¥45,867	100.0%

Notes:	1)	Business segments presented above are identical to the business segments presented in “10. Segment Information – (1) Business Segment Information”.

	2)	Consumption taxes are excluded from the amounts presented above.

Japanese GAAP
Consolidated Financial Statements
2. Operating Assets by Business Segment

		September 30,			March 31,
	2004		2005		2005
		Percentage		Percentage		Percentage
	Amount	of Total	Amount	of Total	Amount	of Total
			(in millions except percentages)
Integrated financial services
Notes and loans receivable	¥137,521	92.5%	¥154,810	85.0%	¥145,307	86.8%
Assets held for leases and installment loans	3,137	2.1	7,547	4.1	5,756	3.4
Other	515	0.4	1,356	0.7	893	0.5

Sub-total	141,174	95.0	163,715	89.8	151,958	90.7

Loan servicing
Purchased loans receivable and real estate acquired for sale	7,439	5.0	18,491	10.2	15,531	9.3

Sub-total	7,439	5.0	18,491	10.2	15,531	9.3

Total	¥148,613	100.0%	¥182,206	100.0%	¥167,489	100.0%

Notes:	1)	Installment loans included in “Assets held for leases and installment loans” represent the amounts of total installment loans less the amounts of unrealized revenue from installment loans.

	2)	Other than those presented above, guaranteed borrowings outstanding in connection with the credit guarantee business in integrated financial services are as follows:

	September 30,		March 31,
	2004	2005	2005
	Amount	Amount	Amount
(in millions)
Guaranteed borrowings outstanding	¥ 5,663	¥ 10,172	¥ 7,701

Note:	The amounts of guaranteed borrowings outstanding presented above are the amounts before deduction of reserves for guarantee losses.

Japanese GAAP
Consolidated Financial Statements
(2) Loans Outstanding by Product

	September 30,						March 31,
		2004			2005			2005
	Number of		Percentage	Number of		Percentage	Number of		Percentage
	Accounts	Amount	of Total	Accounts	Amount	of Total	Accounts	Amount	of Total
				(in millions except accounts and percentages)
Small business owner loan	23,909	¥54,724	39.8%	22,419	¥56,333	36.4%	23,486	¥56,958	39.2%
Business Timely loans	16,733	19,198	14.0	17,517	23,693	15.3	17,493	20,862	14.4
Secured loans	323	10,189	7.4	419	28,569	18.5	370	18,385	12.7
Notes receivable	105	155	0.1	91	139	0.1	91	145	0.1
Wide loans	32,275	50,878	37.0	28,454	43,119	27.8	30,362	46,128	31.7
Consumer loans	7,737	2,374	1.7	9,302	2,955	1.9	9,017	2,827	1.9

Total	81,082	¥137,521	100.0%	78,202	¥154,810	100.0%	80,819	¥145,307	100.0%

Note: There were no subsidiaries with any loans outstanding at September 30, 2004, September 30, 2005 and March 31, 2005.

Japanese GAAP
Non-consolidated Financial Statements
(TRANSLATION)
November 7, 2005
Condensed Statements of Non-consolidated Financial Results
for the Six Months Ended September 30, 2005

Company Name:	NISSIN CO., LTD.
(URL: http://www.nisgroup.jp/)

Stock Exchange Listings:	Tokyo Stock Exchange, First Section (Code: 8571)
New York Stock Exchange (Trading Symbol: NIS)

Location of Head Office:	Tokyo and Ehime

President:	Kunihiko Sakioka,
Representative Director & Executive Officer

Inquiries:	Hitoshi Higaki,
Senior Managing Director & Executive Officer
(Tel: +81-3-3348-2424)

Date of Board of Directors’ Meeting for
Approval of the Financial Results:	November 7, 2005

Application of GAAP:	Japanese GAAP

Half-Year Dividend:	Yes

Date of Half-Year Dividend Payment:	From December 9, 2005

Trade Unit:	One Unit is Constituted of 100 Shares

Japanese GAAP
Non-consolidated Financial Statements
6.	SUMMARY OF THE NON-CONSOLIDATED FINANCIAL RESULTS
1.	Non-consolidated Financial Results for the Six Months Ended September 30, 2005
(1)	Non-consolidated Operating Results

		Six Months Ended September 30,			Year Ended March 31,
	2004		2005		2005
	Amount	Percentages(4)	Amount	Percentages(4)	Amount	Percentages(4)
			(in millions except percentages )
Operating revenues	¥16,805	(19.2)%	¥16,047	(4.5)%	¥32,370	(20.7)%
Operating income	4,178	(20.1)	3,236	(22.5)	7,546	(29.3)
Ordinary income	4,432	(15.3)	3,547	(20.0)	7,989	(24.6)
Net income	4,567	71.4	4,309	(5.6)	6,279	14.5

	Six Months Ended September 30,		Year Ended March 31,
	2004	2005	2005
		(in yen)
Net income per share:
Basic	¥ 18.01	¥ 6.88	¥ 12.21

Notes:	1.	The weighted-average number of outstanding shares was 253,519,211 shares for the six months ended September 30, 2004, 626,591,247 shares for the six months ended September 30, 2005 and 508,678,311 shares for the year ended March 31, 2005.

	2.	On November 19, 2004, NISSIN completed a 2-for-1 stock split and on May 20, 2005, NISSIN completed a 1.2-for-1 stock split.

	3.	Changes in accounting policy: None

	4.	The percentages indicated in the rows for operating revenues, operating income, ordinary income and net income represent the rates of increase (decrease) from the respective figures for the corresponding period of the previous fiscal year.

(2)	Dividends

	Six Months Ended September 30,		Year Ended March 31,
	2004	2005	2005
Dividends per share (in yen):
Half-year dividends	¥2.75	¥2.00	¥—
Full-year dividends	—	—	3.875

Note: On November 19, 2004, NISSIN completed a 2-for-1 stock split and on May 20, 2005, NISSIN completed a 1.2-for-1 stock split.

Japanese GAAP
Non-consolidated Financial Statements
Non-consolidated Financial Position

	September 30,		March 31,
	2004	2005	2005
	(in millions except percentages and per share data)
Total assets	¥179,111	¥219,613	¥206,782
Shareholders’ equity	57,426	64,987	64,861
Shareholders’ equity ratio (%)	32.1%	29.6%	31.4%
Shareholder’ equity per share (in yen)	225.59	101.65	125.32

Notes:	1.	There were 254,565,865 outstanding shares at September 30, 2004, 639,312,080 outstanding shares at September 30, 2005 and 516,981,278 outstanding shares at March 31, 2005.

	2.	The number of shares of treasury stock was 15,076,045 shares at September 30, 2004, 26,765,570 shares at September 30, 2005 and 27,687,153 shares at March 31, 2005.

	3.	On November 19, 2004, NISSIN completed a 2-for-1 stock split and on May 20, 2005, NISSIN completed a 1.2-for-1 stock split.
2.	Non-consolidated Financial Forecasts for the Fiscal Year Ending March 31, 2006

Year Ending March 31, 2006
(in millions)
Operating revenues	¥33,400
Ordinary income	8,200
Net income	7,100

Year Ending March 31, 2006
(in yen per share)
Year -end dividends	¥1.00
Full-year dividends	2.00

(Reference)	Net income per share for the fiscal year ending March 31, 2006 is forecasted to be ¥5.50.

Notes:	1.	NISSIN will conduct a 2-for-1 stock split on November 18, 2005. Forecasted net income per share for the year ending March 31, 2006 is calculated by using the number of outstanding shares of common stock at September 30, 2005 adjusted for the stock split (1,278,624,160 shares). If the number of outstanding shares of common stock is not adjusted to reflect the stock split, net income per share for the year ending March 31, 2006 would be forecasted to be ¥11.00.

	2.	Our forecasts reflect our judgment based on the information available at this time. Because actual results may differ from these forecasts, you should not make an investment decision based solely on these forecasts. To read the assumptions used for these forecasts and other related considerations, see pages 18 and 19 of the Supplementary Materials included in Condensed Statements of Consolidated Financial Results.

Japanese GAAP
Non-consolidated Financial Statements
7. NON-CONSOLIDATED FINANCIAL STATEMENTS
     (1) Non-consolidated Balance Sheets

	September 30,				March 31,
	2004		2005		2005
		Percentage of		Percentage of		Percentage of
	Amount	Total Assets	Amount	Total Assets	Amount	Total Assets

			(in millions except percentages)
ASSETS:
Current Assets:
Cash and deposits	¥18,681		¥18,150		¥17,686
Notes receivable	155		139		145
Loans receivable (Notes 2,3,7 and 8)	137,366		154,671		145,162
Other	1,847		3,742		3,069
Allowance for loan losses	(6,914)		(7,157)		(6,864)

Total Current Assets	151,136	84.4	169,545	77.2	159,199	77.0

Fixed Asset:
Tangible fixed assets (Note 1)
Land	355		355		355
Other	610		626		598

Total tangible fixed assets	966		982		954

Intangible fixed assets	2,209		2,180		2,351

Investments and other assets
Investment securities	13,325		17,554		21,368
Loans to affiliates	—		20,444		13,634
Other (Note 7)	14,719		12,386		12,441
Allowance for loan losses	(3,244)		(3,479)		(3,167)

Total investments and other assets	24,799		46,905		44,276

Total Fixed Assets	27,975	15.6	50,068	22.8	47,582	23.0

Total Assets	¥179,111	100.0	¥219,613	100.0	¥206,782	100.0

Japanese GAAP
Non-consolidated Financial Statements

	September 30,				March 31,
	2004		2005		2005
		Percentage of		Percentage of		Percentage of
		Total Liabilities		Total Liabilities		Total Liabilities
		and Shareholders’		and Shareholders’		and Shareholders’
	Amount	Equity	Amount	Equity	Amount	Equity

			(in millions except percentages)
LIABILITIES:
Current Liabilities:
Short-term borrowings (Note 2)	¥4,183		¥3,740		¥7,417
Current portion of long-term borrowings (Notes 2 and 8)	44,490		44,241		48,874
Current portion of bonds	10,000		6,000		5,000
Current portion of convertible bonds	—		6,901		—
Commercial paper	1,500		3,900		3,500
Accrued income taxes	1,880		3,257		81
Accrued bonuses	482		448		616
Reserve for guarantee losses	173		479		349
Other (Note 5)	1,696		4,221		1,222

Total Current Liabilities	64,405	35.9	73,188	33.3	67,059	32.4
Long-term Liabilities:
Bonds	7,000		26,000		9,500
Convertible bonds	9,999		—		8,942
Long-term borrowings (Notes 2 and 8)	35,677		50,374		44,564
Asset backed commercial paper (Note 2)	3,782		3,819		6,672
Accrued retirement benefits – directors and statutory auditors	330		330		330
Other	489		913		4,851

Total Long-term Liabilities	57,279	32.0	81,437	37.1	74,861	36.2

Total Liabilities	121,685	67.9	154,625	70.4	141,920	68.6

SHAREHOLDERS’ EQUITY:
Common stock	7,245	4.1	8,802	4.0	7,779	3.8
Additional paid-in capital
General	9,679		11,221		10,203
Other
Gain on sales of treasury stock	163		545		262

Total additional paid-in capital	9,842	5.5	11,766	5.4	10,465	5.1
Retained earnings
Legal reserve	400		400		400
General reserves	35,100		38,900		35,100
Unappropriated retained earnings	5,227		5,385		6,240

Total retained earnings	40,728	22.7	44,686	20.3	41,740	20.2
Unrealized gains on investment securities	2,917	1.6	2,181	1.0	7,913	3.8
Treasury stock	(3,307)	(1.8)	(2,448)	(1.1)	(3,037)	(1.5)

Total Shareholders’ Equity	57,426	32.1	64,987	29.6	64,861	31.4

Total Liabilities and Shareholders’ Equity	¥179,111	100.1	¥219,613	100.0	¥206,782	100.0

Japanese GAAP
Non-consolidated Financial Statements
(2) Non-consolidated Statements of Income

	Six Months Ended September 30,				Year Ended March 31,
	2004		2005		2005
		Percentage		Percentage		Percentage
		of Total		of Total		of Total
		Operating		Operating		Operating
	Amount	Revenues	Amount	Revenues	Amount	Revenues

			(in millions except percentages)
Operating Revenues:
Interest income from notes and loans receivable	¥15,398		¥13,938		¥29,250
Other financial income	0		0		0
Other operating income	1,406		2,108		3,120

Total operating revenues	16,805	100.0	16,047	100.0	32,370	100.0
Operating Expenses:
Financial costs	1,419		1,181		2,733
Other operating expenses (Note 5)	11,207		11,629		22,090

Total operating expenses	12,627	75.1	12,810	79.8	24,824	76.7

Operating Income	4,178	24.9	3,236	20.2	7,546	23.3

Other income (Note 1)	513	3.0	446	2.8	825	2.6
Other expenses (Note 2)	259	1.5	135	0.8	382	1.2

Ordinary Income	4,432	26.4	3,547	22.2	7,989	24.7

Special gains (Note 3)	3,346	19.9	4,011	25.0	4,264	13.2
Special losses (Note 4)	31	0.2	300	1.9	2,019	6.3

Income Before Income Taxes	7,748	46.1	7,257	45.3	10,234	31.6

Income Taxes:
Current	1,828		3,193		2,290
Deferred	1,352		(245)		1,664

Total income taxes	3,180	18.9	2,948	18.4	3,954	12.2

Net Income	4,567	27.2	4,309	26.9	6,279	19.4

Retained earnings at beginning of period	660		1,076		660
Half-year dividends paid	—		—		700

Unappropriated Retained Earnings at End of Period	¥5,227		¥5,385		¥6,240

Japanese GAAP
Non-consolidated Financial Statements
(3) Significant Accounting Policies
1.	Valuation and Computation of Assets
1)	Investment securities
i.	Investment in subsidiaries and affiliates

Cost method, cost being determined by the moving average method

ii.	Other securities

Marketable securities
Market value is determined by market price at end of period.
(Marketable securities are carried at market value with unrealized gains and losses. The unrealized gains and losses, net of taxes, are reported in a separate component of shareholders’ equity. Cost of securities sold is computed using the moving average method.)
Non-marketable securities

Cost method, cost being determined by the moving average method.
2)	Derivatives

Market value method.
2.	Depreciation and Amortization of Fixed Assets
1)	Tangible fixed assets

Depreciation of tangible fixed assets other than buildings newly acquired after April 1, 1998, excluding building improvements, is computed using the declining-balance method by using rates based on the estimated useful lives of the respective assets, and depreciation of newly acquired buildings is computed using the straight-line method.

2)	Intangible fixed assets

Internal-use software costs are amortized using the straight-line method over 5 years, which is the estimated useful life.

3)	Long-term prepaid expenses

Long-term prepaid expenses are amortized using the straight-line method.
3.	Allowance for Loan Losses and Accrued Expenses
1)	Allowance for loan losses

The allowance for loan losses is maintained at a level that, in management’s judgment, is adequate to provide for the amount of loan losses. It is calculated by applying a percentage derived from past collection experience to general loans, and by individually estimating uncollectible amounts with respect to certain doubtful loans.

Japanese GAAP
Non-consolidated Financial Statements
2)	Accrued bonuses

Accrued bonuses are provided for the payment of employees’ bonuses based on estimated amounts of future payments attributable to the corresponding period.

3)	Reserve for guarantee losses

The reserve for guarantee losses is maintained at a level that, in management’s judgment, is adequate to provide for estimated probable losses from known and inherent risks in guarantee transactions.

4)	Accrued retirement benefits — directors and statutory auditors

Accrued retirement benefits of NISSIN’s directors and statutory auditors are provided at the amount which would have been required if all directors and statutory auditors had terminated their services at the balance sheet date. These amounts are determined in accordance with NISSIN’s internal rules.
4.	Accounting for Lease Transactions
Finance leases, except leases for which the ownership of the leased assets is considered to be transferred to the lessee, are accounted for in the same manner as operating leases.
5.	Hedging Activities
1)	Accounting for hedging activities

Deferred hedge accounting has been adopted.

2)	Hedge instruments and hedge items

• Hedge instruments

Interest rate swaps

• Hedge items

Cash flow hedge for interest on borrowing with variable rates

3)	Hedging policy

The Company utilizes derivative financial instruments in order to reduce its exposure to fluctuations in interest rates on variable rate borrowings.

4)	Evaluation of hedge effectiveness

NISSIN determines the effectiveness of its hedging transactions based on the correlation between the indicated rates of the hedge instruments and those of the hedge items.

Japanese GAAP
Non-consolidated Financial Statements
6.	Other Significant Accounting Policies for the Preparation of Financial Statements
1)	Interest income from notes and loans receivable

Interest income from notes and loans receivable is recognized on an accrual basis.

However, accrued interest income is recognized at the lower of the contractual interest rate or the restricted rate stipulated by the Interest Rate Restriction Law in Japan.

2)	Accounting treatment of consumption taxes

Consumption taxes are excluded from transaction amounts.

Consumption taxes not subject to the exclusion are treated as expense for the corresponding period.
7.	Changes in Presentation

Consolidated Balance Sheets

1)	“Loans to affiliates”, which was included in “Other” of “Investments and other assets” as of September 30, 2004, is classified separately as of September 30, 2005, as the amount of “Loans to affiliates “ became more than 5% of the total of assets. The amount of “Loans to affiliates” as of September 30, 2004 was ¥ 7,253 million.

2)	On June 9, 2004, “Law Concerning an Amendment of Securities and Exchange Law etc., (Article 97, 2004)” was promulgated to be effective from December 1, 2004 and on February 15, 2005, the Japanese Institute of Certified Public Accountants (JICPA) Accounting Committee Report No.14, “Practical Guideline for Accounting of Financial Instruments” was amended. Consequently, a contribution to a limited partnership which operates as an investment fund or similar organization is deemed an investment in securities in accordance with the Securities and Exchange Law, Regulation 2-2 and therefore NISSIN includes these contributions in “Investment securities” as of September 30, 2005. The amount of these contributions which is included in “Investment securities” as of September 30, 2005 is ¥ 3,962 million.

Japanese GAAP
Non-consolidated Financial Statements

(4)	Notes to Non-consolidated Financial Statements

Non-consolidated Balance Sheets

	Note 1.	Accumulated depreciation of tangible fixed assets as of September 30, 2004, September 30, 2005 and March 31, 2005 is ¥806 million, ¥846 million and ¥822 million, respectively.

	Note 2.	Assets pledged for short and long-term borrowings as collateral at September 30, 2004, September 30, 2005 and March 31, 2005 are as follows:

	September 30,		March 31,
	2004	2005	2005

		(in millions)
Loans receivable	¥21,126	¥13,585	¥18,586

Corresponding borrowings secured by the above collateral at September 30, 2004, September 30, 2005 and March 31, 2005 are as follows:

	September 30,		March 31,
	2004	2005	2005

		(in millions)
Short-term borrowings	¥1,500	¥—	¥2,500
Long-term borrowings (including current portion)	17,569	13,368	¥15,715

Other than the above, loans receivable that will be transferred pursuant to forward contracts, and the corresponding long-term borrowings, including current portion, at September 30, 2004, September 30, 2005 and March 31, 2005 are as follows:

	September 30,		March 31,
	2004	2005	2005

		(in millions)
Loans receivable	¥ 3,089	¥871	¥ 1,827
Long-term borrowings (including current portion)	2,805	1,009	2,097

In addition, NISSIN entrusted certain loans outstanding to a trust bank. In order to raise funds, NISSIN sold its senior beneficiary interest in these loans outstanding in trust to a third party. These transactions constitute a legal sale under Japanese law. Since NISSIN reserves an option to repurchase the senior beneficiary interest, NISSIN does not recognize the extinguishment of the aforementioned interest in the financial statements herein, and the funds are recognized as long-term liability related interest. There is no control over the interest by NISSIN except through the above option. Entrusted loans outstanding included in “Loans receivable”, and the related long-term liability recorded in “Asset backed commercial paper” at September 30, 2004, September 30, 2005 and March 31, 2005 are as follows:

	September 30,		March 31,
	2004	2005	2005

		(in millions)
Loans receivable	¥6,895	¥6,363	¥9,216
Asset backed commercial paper	3,782	3,819	6,672

Japanese GAAP
Non-consolidated Financial Statements

Note 3.	Unsecured consumer loans included in loans receivable at September 30, 2004, September 30, 2005 and March 31, 2005 are ¥2,374 million, ¥2,955 million and ¥2,827 million, respectively.

Note 4.	Commitments and contingencies

	September 30,		March 31,
	2004	2005	2005

		(in millions)
Guarantees for loans outstanding of alliance companies	¥5,325	¥9,302	¥7,008
Guarantees for borrowings of subsidiaries and affiliates:
Shinsei Business Finance Co., Ltd.	2,300	—	3,645
Chuo Mitsui Finance Service Co., Ltd.	—	1,050	150

Note 5.	Rediscounted notes at September 30, 2004, September 30, 2005 and March 31, 2005 are ¥80 million, ¥89 million, and ¥83 million, respectively.

Note 6.	Stock issuance
(1)	Increases in the number of shares resulting from exercises of warrant rights for the six months ended September 30, 2004, September 30, 2005 and the year ended March 31, 2005 are as follows:

			Year Ended
	Six Months Ended September 30,		March 31,
	2004	2005	2005

Number of shares issued (shares)	186,979	—	186,979

Exercise price (in yen)	¥288.8	¥—	¥288.8
of which amount to be credited to common stock (in yen)	145	—	145

Total paid-in amount upon exercise (in millions)	53	—	53
of which amount to be credited to common stock (in millions)	27	—	27

(2)	Increases in the number of shares resulting from conversion of convertible bonds for the six months ended September 30, 2004, September 30, 2005 and the year ended March 31, 2005 are as follows:

	Six Months Ended September 30,		Year Ended March 31,
	2004	2005	2005
			(Before stock split)	(After stock split)

Number of shares issued (shares)	2,547	12,475,533	2,547	5,384,611

Convertible price (in yen)	¥392.50	¥163.6	¥392.5	¥196.3
of which amount to be credited to common stock (in yen)	197	82	197	99

Total conversion amount (in millions)	0	2,040	1,058
of which amount to be credited to common stock (in millions)	0	1,022	533

Japanese GAAP
Non-consolidated Financial Statements
(3)	Increases in the number of shares resulting from stock splits for the six months ended September 30, 2004, September 30, 2005 and the year ended March 31, 2005 are as follows:

	Six Months Ended September 30,		Year Ended March 31,
	2004	2005	2005

Date of stock splits	(May 20, 2004)	(May 20, 2005)	(May 20, 2004)	(November 19, 2004)
Stock split ratio	2-for-1	1.2-for-1	2-for-1	2-for-1
Number of shares issued (shares)	134,726,192	108,933,686	134,726,192	269,641,910

Note 7.	According to the requirement of the Nonbank Bond Issuing Law, bankrupt and delinquent loans receivable are classified as follows:

	September 30,		March 31,
	2004	2005	2005

		(in millions)
(1) Bankrupt loans receivable	¥969	¥949	¥860
(2) Delinquent loans receivable	3,004	3,091	3,072
(3) Delinquent loans receivable (three months or more)	—	—	—
(4) Restructured loans receivable	13,555	14,296	13,874

Total	¥17,530	¥18,337	¥17,807

Notes: (1)	“Bankrupt loans receivable”, for which unreceived interest is not accrued, are loans delinquent for a considerable period of time and for which the principal or interest on such loans is unlikely to be recovered due to the occurrence of events defined in the Japanese Corporation Tax Law (Government Ordinance No. 97, 1965), Regulation 96-1(3) and Regulation 96-1(4).

(2)	“Delinquent loans receivable” are loans receivable for which unreceived interest is not accrued due to customers’ delinquency, excluding loans receivable mentioned in (1), (4).

(3)	“Delinquent loans receivable (three months or more)” are loans receivable for which the payments of principal and interest have been delayed for three months or more, excluding loans receivable mentioned in (1), (2).

(4)	“Restructured loans receivable” are loans receivable for which NISSIN reached agreement with the debtors on favorable treatment for the debtors such as reduction and exemption of interest, grace of principal and interest payments, relinquishment of loans receivable, among others, in order to reorganize the borrowers and support their financial conditions, excluding loans receivable mentioned in (1), (2), (3).

Note 8. (1)	In order to raise fund efficiently, the Company entered into syndicated loan agreements, overdraft agreements, and loan commitment agreements with several banks. The unused balances of these prescribed limit agreements at September 30, 2005 are as follows:

September 30,
2005

(in millions)
Total overdraft facilities, loan commitment limits and syndicated loan credit line	¥8,500
Outstanding borrowings within the limits	—

Unused balance	¥8,500

Japanese GAAP
Non-consolidated Financial Statements
(2)	In providing its core business, the integrated financial services, under the terms and conditions of the Company’s credit line agreements in connection with loans receivable, the Company may, but is not committed to, lend funds to customers. The Company’s unfunded credit lines at September 30, 2004, September 30, 2005 and March 31, 2005 are as follows:

	September 30,		March 31,
	2004	2005	2005

	(in millions)
Total amount of credit line agreements	¥71,339	¥82,099	¥70,727
Loans outstanding under credit line agreements	(21,651)	(26,683)	(23,736)

Total unfunded credit lines	49,687	55,415	46,990
of which unfunded credit lines without loans outstanding	45,236	45,693	40,804

Certain portions of these agreements lapse without ever being used. Therefore, the amount of unfunded credit lines will not necessarily affect future cash flows of NISSIN.
Under these agreements, NISSIN also may discontinue or reduce the credit lines of customers based on the deterioration of their credit status and other substantial reasons. In addition, NISSIN examines the agreements regularly in order to take measures for credit conservation.

Japanese GAAP
Non-consolidated Financial Statements
Non-consolidated Statements of Income
Note 1.	Significant components of other income for the six months ended September 30, 2004, September 30, 2005 and the year ended March 31, 2005 are as follows:

	Six Months Ended		Year Ended
	September 30,		March 31,
	2004	2005	2005
		(in millions)
Other income:
Interest income from securities	¥0	¥0	¥1
Interest and dividends	3	5	27
Dividends from subsidiaries and affiliates	—	100	—
Guarantee fees received from subsidiaries and affiliates	17	12	39
Dividends from insurance	0	—	0
Interest income from loans to subsidiaries and affiliates	46	250	246
Fees received in connection with sale of loans receivable	385	—	392
Fee received from stock loaned	50	61	81

Note 2.	Significant components of other expenses for the six months ended September 30, 2004, September 30, 2005 and the year ended March 31, 2005 are as follows:

	Six Months Ended		Year Ended
	September 30,		March 31,
	2004	2005	2005
		(in millions)
Other Expenses:
Stock issuance costs	¥55	¥34	¥104
Bond issuance costs	9	83	54
Penalty for cancellation of real estate lease contracts	46	—	69
Syndicated loan borrowing costs	140	5	140

Note 3.	Significant components of special gains for the six months ended September 30, 2004, September 30, 2005 and the year ended March 31, 2005 are as follows:

	Six Months Ended		Year Ended
	September 30,		March 31,
	2004	2005	2005
		(in millions)
Special Gains:
Gains on sales of investment securities	¥18	¥4,011	¥937
Reversal of allowance for loan losses	3,327	—	3,327

Japanese GAAP
Non-consolidated Financial Statements
Note 4.	Significant components of special losses for the six months ended September 30, 2004, September 30, 2005 and the year ended March 31, 2005 are as follows:

	Six Months Ended		Year Ended
	September 30,		March 31,
	2004	2005	2005
	(in millions)
Special Losses:
Losses on disposal of fixed assets	¥30	¥5	¥103
Losses on sales of investment securities	0	—	1,552
Provision for loan losses	—	258	—

Note 5.	Depreciation and amortization for the six months ended September 30, 2004, September 30, 2005 and the year ended March 31, 2005 are as follows:

	Six Months Ended		Year Ended
	September 30,		March 31,
	2004	2005	2005
		(in millions)
Depreciation and amortization:
Tangible fixed assets	¥29	¥32	¥61
Intangible fixed assets	13	238	139

Significant Subsequent Events
1.	On August 4, 2005, the Board of Directors approved a stock split as follows:

1) Stock split method:	2-for-1 stock split for all shares owned by the shareholders of record on September 30, 2005
2) Type of shares to be issued:	Common stock
3) Increase in the number of shares:	666,077,650 shares
4) Stock split date:	November 18, 2005
5) Dividends paid for the period from:	October 1, 2005

If the stock split is deemed to have occurred on April 1, 2004, per share data are adjusted retrospectively as follows:

	Six Months Ended September 30,		Year Ended March 31,
	2004	2005	2005
		(in yen)
Shareholders’ equity per share	¥47.00	¥50.83	¥52.22
Net income per share:
Basic	3.75	3.44	5.09
Diluted	3.42	3.19	4.67

Japanese GAAP
Consolidated Financial Statements
2.	On November 7, 2005, the Board of Directors resolved to acquire shares of Aprek Co., Ltd. (“APREK”) through a cash tender offer. APREK provides financing for business funds primarily to owners of small and medium-sized enterprises and sole proprietors in the Kyushu region, which has high potential for growth. Since both NISSIN and APREK are targeting mainly small and medium-sized enterprises, it is anticipated this offer will bring enormous synergy to both companies, by providing real estate-related services, corporate revitalization-related services, and venture enterprises support services, to customers of APREK in the Kyushu region. The synergy stated above will enhance further corporate value of both companies.
     (1) Basic information of APREK

Company name:	Aprek Co., Ltd.
JASDAQ listed (Code: 8489)
Location:	3-31, Bashaku 3-chome, Kokura-kita-ku, Kitakyushu City, Fukuoka
Representative:	Kazumasa Omatsu, Representative Director, President
Date of incorporation:	March 1, 1974
Common stock:	¥482 million (as of March 31, 2005)
Description of business:	Business financing for small and medium-sized companies
Scale of business:	Operating revenues	¥1,286 million (for the year ended March 31, 2005)
	Total assets	¥9,212 million (as of March 31, 2005)
	Number of employees	107 (as of March 31, 2005)
Major stockholders and
ratio of shareholding:	Kazumasa Omatsu (ratio of shareholding: 36.6%) Toshio Omatsu (ratio of shareholding: 16.5%) (as of March 31, 2005)
Relationship between
NISSIN and APREK:	There is no capital relationship, personnel relationship, or business relationship between NISSIN and APREK

     (2) Information of the tender offer

Class of shares to be acquired:	Common stock
Period of tender offer:	November 8, 2005 (Tuesday) through November 28, 2005 (Monday)
Tender offer price:	¥450 per share
Basis of calculation of tender
offer price:	Tender offer price is calculated on the basis of an approximately 22% premium added to the average closing price (¥370) of APREK on the Jasdaq Securities Exchange, Inc. for the most recent three months period.
Numbers of shares to be acquired:	At least 3,027,000 shares (ratio of shareholding: 62.09%)
Tender offer agent:	Nikko Cordial Securities Inc.

     (3) Certain other condition on purchase
This information does not constitute, or form part of, any offer or invitation to sell, or any solicitation of any offer to purchase any securities in any jurisdiction, nor shall it (or any part of it) or the fact of its distribution form the basis of or be relied on in connection with, any contract therefor. The tender offer is not being made, directly or indirectly, in or into, or by the use of the mails of, or any other means or instrumentality of interstate or foreign commerce (including, but not limited to, telephones, telexes, facsimile transmissions, e-mails and Internet communications) of, or of any facility of a national securities exchange of, the United States of America. Accordingly, copies of this information and any related offering documents are not being, and must not be, mailed or otherwise transmitted or distributed in or into the United States of America. No person may apply for this tender offer by the use of such means or instrumentality or of such facility, or from the United States of America. Any purported acceptance of the Tender Offer resulting directly or indirectly from a violation of these restrictions will not be accepted. No securities or other consideration is being solicited in the United States and if sent in response by a resident of the United States of America will not be accepted. No indications of interest in the Tender Offer are sought by this information.
The release, publication or distribution of this information in certain jurisdictions may be restricted by law and therefore persons in such jurisdictions into which this information is released, published or distributed should inform themselves about and observe such restrictions. Receipt of this information will not constitute an offer in those jurisdictions in which it would be illegal to make the Tender Offer and in such circumstances it will be deemed to have been sent for information purposes only.

Japanese GAAP
Non-consolidated Financial Statements
(5)	Lease

Finance leases, except leases for which the ownership of the leased assets is transferred to the lessee, are as follows:

Lessee
1.	Equivalents of acquisition costs, accumulated amortization, accumulated impairment and book value at September 30, 2004, September 30, 2005 and March 31, 2005 are as follows:

	September 30,		March 31,
	2004	2005	2005

		(in millions)
Equipment:
Acquisition costs equivalent	¥2,368	¥2,218	¥2,335
Accumulated amortization equivalent	(820)	(1,077)	(1,050)

Book value equivalent	1,548	1,140	1,285
Software:
Acquisition costs equivalent	1,317	267	625
Accumulated amortization equivalent	(723)	(130)	(460)

Book value equivalent	593	137	165
Other:
Acquisition costs equivalent	4	4	4
Accumulated amortization equivalent	(2)	(2)	(2)

Book value equivalent	2	1	2

Total:
Acquisition costs equivalent	¥3,689	¥2,490	¥2,965
Accumulated amortization equivalent	(1,546)	(1,210)	(1,512)

Book value equivalent	2,143	1,280	1,452

2.	The amounts of outstanding future minimum lease payments at September 30, 2004, September 30, 2005 and March 31, 2005 are as follows:

	September 30,		March 31,
	2004	2005	2005

		(in millions)
Due within one year	¥742	¥536	¥522
Due after one year	1,428	765	950

Total	¥2,170	¥1,301	¥1,473

3.	Lease payments, amortization expense equivalent, interest expense equivalent for the six months ended September 30, 2004, September 30, 2005 and the year ended March 31, 2005 are as follows:

	Six Months Ended		Year Ended
	September 30,		March 31,
	2004	2005	2005

		(in millions)
Lease payments	¥407	¥286	¥801
Amortization expense equivalent	390	273	767
Interest expense equivalent	19	13	38

Japanese GAAP
Non-consolidated Financial Statements
4.	The method used to calculate amortization expense equivalent and interest expense equivalent of leased property is as follows:
•	Amortization expense equivalent is calculated by using the straight-line method over the respective lease terms with no residual value.

•	Interest expense equivalent of lease obligation is calculated as the difference between the total lease payments and the acquisition cost equivalent of the leased property, with the amount allocated to each relevant accounting period using the interest method.
(Impairment of Fixed Assets)
There is no impairment loss allocated to leased assets.
(6)	Investment Securities

Information regarding investments in subsidiaries and affiliates with market quotation available at September 30, 2004, September 30, 2005 and March 31, 2005 is as follows:

	September 30,						March 31,
	2004			2005			2005
	Carrying	Market		Carrying	Market		Carrying	Market
	Value	Value	Differences	Value	Value	Differences	Value	Value	Differences

					(in millions)
Investment in subsidiaries	¥500	¥30,600	¥30,100	¥500	¥34,920	¥34,420	¥500	¥25,200	¥24,700

Total	¥500	¥30,600	¥30,100	¥500	¥34,920	¥34,420	¥500	¥25,200	¥24,700

Note: There were no affiliates with market quotation available at September 30, 2004, September 30, 2005 and March 31, 2005.

Japanese GAAP
Non-consolidated Financial Statements
Supplemental Reference Data
The summary of per share data with retroactive adjustments for the half-year periods of the past five years is as follows:
1. Before retroactive adjustments
     Consolidated:

	Six Months Ended September 30,
Per share data	2001	2002	2003	2004	2005

			(in yen)
Net income per share	¥59.19	¥38.86	¥22.16	¥23.88	¥7.96
Shareholders’ equity per share	1,236.60	678.52	377.41	234.07	105.57
Half-year dividends per share	12.50	6.50	3.75	2.75	2.00

	September 30,
	2001	2002	2003	2004	2005

			(shares)
Number of outstanding shares at end of period	33,117,603	64,710,002	123,488,276	254,565,865	639,312,080

     Non-consolidated:

	Six Months Ended September 30,
Per share data	2001	2002	2003	2004	2005

			(in yen)
Net income per share	¥62.87	¥36.82	¥21.21	¥18.01	¥6.88
Shareholders’ equity per share	1,242.58	680.16	376.58	225.59	101.65
Half-year dividends per share	12.50	6.50	3.75	2.75	2.00

	September 30,
	2001	2002	2003	2004	2005

			(shares)
Number of outstanding shares at end of period	33,117,603	64,710,002	123,488,276	254,565,865	639,312,080

Japanese GAAP
Non-consolidated Financial Statements
If the per share data figures for the six months ended September 30, 2005 presented in the Condensed Statements of Financial Results are set as 100, the figures retroactively adjusted for the dilutions caused by the stock splits are presented below.
2.	After retroactive adjustments

Consolidated:

	Six Months Ended September 30,
Per share data	2001	2002	2003	2004	2005

			(in yen)
Net income per share	¥3.08	¥4.05	¥4.62	¥9.95	¥7.96
Shareholders’ equity per share	64.41	70.68	78.63	97.53	105.57
Half-year dividends per share	0.65	0.68	0.78	1.15	2.00

	September 30,
	2001	2002	2003	2004	2005

			(shares)
Number of outstanding shares at end of period	635,857,977	621,216,019	592,743,724	610,958,076	639,312,080

Non-consolidated:

	Six Months Ended September 30,
Per share data	2001	2002	2003	2004	2005

			(in yen)
Net income per share	¥3.27	¥3.83	¥4.42	¥7.50	¥6.88
Shareholders’ equity per share	64.72	70.85	78.45	94.00	101.65
Half-year dividends per share	0.65	0.68	0.78	1.15	2.00

	September 30,
	2001	2002	2003	2004	2005

			(shares)
Number of outstanding shares at end of period	635,857,977	621,216,019	592,743,724	610,958,076	639,312,080

Note:	1.	The stock splits carried out during the above-mentioned period are as follows:

Date of stock splits	Ratio of stock splits
May 21, 2001	3-for-1
May 21, 2002	2-for-1
May 20, 2003	2-for-1
May 20, 2004	2-for-1
November 19, 2004	2-for-1
May 20, 2005	1.2-for-1
2.	Net income per share is calculated by assuming that all the stock splits occurred at the beginning of their respective periods.

3.	The number of shares and per share data are adjusted retroactively, applying Accounting Standards Board Statement (ASB Statement) No.2, “Accounting Standard Concerning Net Income Per Share”, issued by the Accounting Standard Board of Japan (ASBJ) on September 25, 2002.